Exhibit 99.2
LEASE AGREEMENT

LANDLORD:	BOYER SOUTH SALT LAKE ASSOCIATES, LTD., A
UTAH LIMITED PARTNERSHIP

TENANT:	C SQUARE EDUCATIONAL ENTERPRISES, INC.,
A UTAH CORPORATION, D/B/A
UTAH CAREER COLLEGE

LEASE SUMMARY
BOYER SOUTH SALT LAKE OFFICE BUILDING
1.	“Landlord”: BOYER SOUTH SALT LAKE ASSOCIATES, LTD., A UTAH LIMITED PARTNERSHIP.
2.	“Tenant”: C SQUARE EDUCATIONAL ENTERPRISES, INC., A UTAH CORPORATION, D/B/A UTAH CAREER COLLEGE. If there is more than one Tenant, the obligations hereunder imposed upon Tenants shall be joint and several.
3.	“Gross Rentable Area”: Approximately 45,692 rentable square feet.
4.	“Leased Premises”: Suite address to be determined.

5.	“Parking”: See Section 1.1(d).

6.	“Term”: Ten (10) years and Nine (9) months.

7.	“Commencement Date”: See Section 2.2.

8.	“Tenant Finish Allowance”: Initially $1,233,684.00. See Section 2.3.

9.	“Basic Annual Rent”: See Section 3.1.

10.	“Escalations”: See Section 3.1.

11.	“Estimated Costs”: Initially, $274,152.00 ($6.00 x square footage). See Section 4.1.

12.	“Tenant’s proportionate share of basic costs”: Initially, 75.09% (Premises: 45,692 square feet/Building: 60,847 square feet). See Section 4.1.

13.	“Landlord’s address for notice”:
Boyer South Salt Lake Associates, LTD
Attention: Spencer Summerhays
90 South 400 West, Suite 200
Salt Lake City, UT 84101-1365
or at such other place as Landlord may hereafter designate in writing.

i

14.	“Tenant’s address for notice (if other than the Leased Premises)”:
C Square Educational Enterprises, Inc.
8089 Globe Drive
Woodbury, Minnesota 55125
Attention: Ken McCarthy and John Myhre
15.	“Broker(s)”: Tenant’s Broker: Coldwell Banker Commercial

Landlord’s Broker: CBRE

v

GUARANTY	Yes ☑

EXHIBIT “A”	DESCRIPTION OF PROPERTY
EXHIBIT “B”	PLANS OF LEASED PREMISES
EXHIBIT “C”	WORK LETTER-CONSTRUCTION AND/OR FINISHING OF IMPROVEMENTS TO LEASED PREMISES
EXHIBIT “D”	ACKNOWLEDGMENT OF COMMENCEMENT DATE AND ESTOPPEL CERTIFICATE
EXHIBIT “E”	FIRST AMENDMENT TO LEASE AGREEMENT
EXHIBIT “F”	BUILDING STANDARD FINISHES
EXHIBIT “G”	RULES AND REGULATIONS
EXHIBIT “H”	LEASE GUARANTY
EXHIBIT “I”	LICENSE AGREEMENT

LEASE AGREEMENT
BOYER SOUTH SALT LAKE OFFICE BUILDING
THIS LEASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Lease”) is made and entered into as of this 5th day of November, 2009, by and between BOYER SOUTH SALT LAKE ASSOCIATES, LTD., a Utah limited partnership (the “Landlord”), and C SQUARE EDUCATIONAL ENTERPRISES, INC., a Utah corporation d/b/a UTAH CAREER COLLEGE (the “Tenant”).
For and in consideration of the rental to be paid and of the covenants and agreements set forth below to be kept and performed by Tenant, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Leased Premises (as hereafter defined) and certain other areas, rights and privileges for the term, at the rental and subject to and upon all of the terms, covenants and agreements hereinafter set forth.
I. LEASED PREMISES
1.1 Description of Leased Premises. Landlord does hereby demise, lease and let unto Tenant, and Tenant does hereby take and receive from Landlord the following:
(a) That certain floor area containing approximately 45,692 gross rentable square feet (the “Leased Premises”) on the first, third and fourth floors of the office building (the “Building”) located at approximately 240 East Morris Avenue, Salt Lake City, Utah on the real property more particularly described on Exhibit “A” attached hereto and by this reference incorporated herein (the “Property”). The Leased Premises consists of that certain area crosshatched on the floor plan shown on Exhibit “B” which is attached hereto and by this reference incorporated herein. At any time and from time to time during the term of the Lease, Landlord shall have the right to re-measure and re-determine the gross rentable square feet of the Leased Premises and the Building in accordance with commercially reasonable procedures. If the re-measured and re-determined rentable area of the Leased Premises is different than above stated, Landlord shall provide Tenant written notice of the change in square footage (the “Measurement Notice”). The re-measured and re-determined rentable square feet shall then become the gross rentable square feet of the Leased Premises, effective as of the date of the Measurement Notice, in which case the Basic Annual Rent (as defined in Section 3.1 below), the Additional Rent (as defined in Section 4.1 below), and any Tenant Finish Allowance (as defined in Section 2.3 below) shall be proportionately adjusted;

(b) A non-exclusive revocable license to use the Common Areas (as defined in Section 20.1 below);
(c) A non-exclusive revocable license to use such rights-of-way, easements and similar rights with respect to the Building and Property as may be reasonably necessary for access to and egress from the Leased Premises; and
(d) A non-exclusive revocable license to use those areas designated and suitable for vehicular parking, including the non-exclusive right to the use of two hundred ten (210) parking stalls surrounding the Building as well as street-side stalls located on Morris Avenue to be provided configured by the City of South Salt Lake. Included in the parking stalls shall be ten (10) non-exclusive visitor parking stalls adjacent to the north Building entrance, provided, Landlord shall have no obligation to enforce or restrict any use of such visitor parking stalls.
1.2 Landlord and Tenant’s Construction Obligations. The obligation of Landlord and Tenant to perform the work and supply the necessary materials and labor to prepare the Leased Premises for occupancy is described in detail on Exhibit “C”, which is attached hereto and by reference incorporated herein. Landlord and Tenant shall expend all funds and do all acts required of them as described on Exhibit “C” and shall perform or have the work performed promptly and diligently in a first class and workmanlike manner.
1.3 Changes to Building. Landlord hereby reserves the right at any time and from time to time to make changes, alterations or additions to the Building or to the Property. Tenant shall not, in such event, claim or be allowed any damages for injury, interference, eviction (constructive or actual) or inconvenience occasioned thereby and shall not be entitled to terminate this Lease or receive an abatement of any amounts payable under this Lease provided that any such changes, alterations and/or additions shall not materially interfere with Tenant access to, or permitted use of, the Leased Premises, nor materially obstruct the visibility of the Leased Premises.
1.4 License to Enter. Prior to the Commencement Date, Tenant shall have the right, upon giving Landlord ten (10) days prior notice, to enter into a portion of the Leased Premises not to exceed 10,282 square feet on the first floor for purposes of performing recruiting and interview functions for the Tenant’s business. Prior to entering into the Leased Premises, Tenant and Landlord shall execute and deliver a license agreement in the form attached hereto as Exhibit” I”.
II. TERM
2.1 Length of Term. The term of this Lease shall be for a period of Ten (10) years and nine (9) months plus the partial calendar month, if any, occurring after the Commencement Date (as hereinafter defined) if the Commencement Date occurs other than on the first day of a calendar month.

2.2 Commencement Date. The term of this Lease and Tenant’s obligation to pay rent hereunder shall commence on the first to occur of the following dates (the “Commencement Date”):
(a) The date Tenant first takes possession of the Leased Premises and conducts business therein;
(b) April 1, 2010.
Tenant shall have two (2) five-year options to renew this Lease by providing Landlord three hundred sixty (360) day prior written notice for each respective option. In the event Tenant exercises its first option to renew this Lease, Basic Annual Rent, at the commencement of the first option period, shall be 95% of the Basic Annual Rent at the end of the initial term of this Lease and shall escalate at three percent (3%) annually. In the event Tenant exercises its second option to renew this Lease, Basic Annual Rent, at the commencement of the second option period, shall be 103% of the Basic Annual Rent at the end of the first option term of this Lease and shall escalate at three percent (3%) annually.
Except to the extent of any monies deposited with Landlord by Tenant, Landlord shall not have any liability to Tenant arising out of the failure of the Commencement Date to occur. Notwithstanding the foregoing, in the event Landlord fails to deliver the Leased Premises to Tenant with Landlord’s Construction Obligations complete on or before April 1, 2010, and such failure is not a result of a Tenant Delay, (a) the Commencement Date shall not occur until July 1, 2010, and (b) Tenant shall be permitted to occupy the Leased Premises, provided such occupancy will be subject to Tenant’s compliance with all of the provisions of this Lease, other than the payment of Basic Annual Rent (which Tenant shall not be required to pay until July 1, 2010). For purposes of this Lease a Tenant Delay shall mean any delays in the completion of the Landlord’s Construction Obligations as a result of (a) Tenant’s failure to deliver plans and specifications in the time frames required by Exhibit “C”, (b) Tenant’s acts or omissions, including any interference with the Landlord’s performance of the Landlord’s Construction Obligations, (c) change orders requested by Tenant or required as a result of applicable laws, (d) errors or omissions in Tenant’s plans and specifications, (e) Tenant’s failure to obtain necessary permits and approvals in the time frames required by Exhibit “C”, (f) Tenant’s failure to pay for Tenant’s Construction Obligations (subject to reimbursement as provided in Section 2.3) or (g) Tenant’s failure to approve a general contractor in accordance with the provisions of Exhibit “C”. In addition to the foregoing, in the event Landlord fails to deliver the Leased Premises to Tenant with Landlord’s Construction Obligations complete on or before June 1, 2010 (as such date is extended for each day such failure is a result of a Tenant Delay or a delay described in Section 22.2), Landlord shall pay to Tenant, as liquidated damages, $500.00 per day for each day beyond June 1, 2010 (as extended for periods of Tenant Delay and delays described in Section 22.2) until Landlord deliver’s the Leased Premises to Tenant with Landlord’s Construction Obligations complete. In the event Landlord fails to deliver the Leased Premises to Tenant with Landlord’s Construction Obligations complete on or before August 1, 2010 (as such date is extended for each day such failure is a result of a Tenant Delay), Tenant shall be entitled to terminate this Lease by delivering written notice to Landlord prior to the time Landlord has completed Landlord’s Construction Obligations.

2.3 Construction of Leased Premises. Landlord shall provide a tenant finish allowance (the “Tenant Finish Allowance”) to pay for or partially reimburse Tenant for the costs of Tenant’s Construction Obligations in accordance with the requirements of Exhibit “C”. The Tenant Finish Allowance shall be an amount equal to $1,233,684.00. In no event shall the Tenant Finish Allowance be used to reimburse Tenant for any special decorator items, equipment, furniture, or furnishings. The Tenant Finish Allowance shall be paid or applied in accordance with the provisions of Exhibit “C”.
At the commencement of the sixth (6th) year of the Lease, Tenant shall have the option to request $228,460.00 as an additional Tenant Finish Allowance to reimburse Tenant for the refurbishment of the Leased Premises. Tenant shall provide Landlord three hundred sixty days (360) days prior written notice of Tenant’s intent to exercise said option. Subject to the payment options contained in Exhibit “C”, Tenant shall have one hundred eighty (180) days after the commencement of the sixth year of this Lease to complete its refurbishment of the Leased Premises in accordance with the provisions of this Lease. If Tenant fails to complete refurbishment of the Leased Premises within such one hundred eighty (180) day period and otherwise in accordance with the provisions of this Lease, Landlord shall have no obligation to provide Tenant said additional Tenant Finish Allowance.
2.4 Amendment to Lease Recognizing the Commencement Date. At any time after the occurrence of the Commencement Date (if any), Landlord or Tenant may request that the other party enter into an amendment to this Lease in the form attached hereto as Exhibit “E”, in which case each party shall execute and deliver an amendment to this Lease in the form Exhibit “E” within ten (10) business days after the request by the other party.
III. BASIC RENTAL PAYMENTS
3.1 Basic Annual Rent. Tenant agrees to pay to Landlord as basic annual rent (the “Basic Annual Rent”) at such place as Landlord may designate, without prior demand therefore and without any deduction or set off whatsoever according the following schedule:

Months			Basic Annual Rent
1	thru	6	$0.00
7	thru	12	$514,035.00
13	thru	15	$0.00
16	thru	21	$514,035.00
22	thru	33	$529,456.05
34	thru	45	$545,339.73
46	thru	57	$561,699.92
58	thru	69	$578,550.92
70	thru	81	$587,229.18
82	thru	93	$596,037.62
94	thru	105	$604,978.19
106	thru	117	$614,052.86
118	thru	129	$623,263.65

The Basic Annual Rent shall be due and payable in twelve (12) equal monthly installments to be paid in advance on or before the first day of each calendar month during the term of the Lease. Simultaneous with the execution of this Lease, Tenant has paid to Landlord the seventh (7th) month’s Basic Annual Rent and the first (1st) month of Basic Annual Costs in the amount of $65,682.25 in addition to the security deposit, if any, receipt whereof is hereby acknowledged, subject to collection, however, if made by check. In the event the Commencement Date occurs on a day other than the first day of a calendar month, then rent shall be paid on the Commencement Date for the initial fractional calendar month prorated on a per-diem basis (based upon a thirty (30) day month).
3.2 Additional Monetary Obligations. Tenant shall also pay as rent (in addition to the Basic Annual Rent) all other sums of money as shall become due and payable by Tenant to Landlord under this Lease. Landlord shall have the same remedies in the case of a default in the payment of said other sums of money as are available in the case of a default in the payment of one or more installments of Basic Annual Rent.
IV. ADDITIONAL RENT
4.1 Definitions. It is the intent of both parties that the Basic Annual Rent herein specified shall be absolutely net to Landlord throughout the term of this Lease, and that all costs, expenses and obligations relating to the Building, the Common Areas, the Property and/or the Leased Premises which may arise or become due during the term shall be paid by Tenant in the manner hereafter provided. For purposes of this Lease, the terms set forth below shall mean the following:
(a) “Additional Rent” shall mean the sum of Tenant’s Proportionate Share of Common Area Expenses, plus Tenant’s Direct Costs, plus all other amounts due and payable by Tenant under this Lease.

(b) “Common Area Expenses” shall mean all actual costs and expenses incurred by Landlord in connection with the ownership, operation, management and maintenance of the Common Areas, the Building, Property, and related improvements located thereon (the “Improvements”). Common Area Expenses includes, but is not limited to, all expenses incurred by Landlord as a result of Landlord’s compliance with any and all of its obligations under this Lease (or under similar leases with other tenants) other than the performance of its work under Section 2.3 of this Lease or similar provisions of leases with other tenants. In explanation of the foregoing, and not in limitation thereof, Common Area Expenses shall include:
(i) all real and personal property taxes, impact fees, local improvement rates, and other ad valorem assessments (whether general or special, known or unknown, foreseen or unforeseen) and any tax or assessment levied or charged in lieu thereof, whether assessed against Landlord and/or Tenant and whether collected from Landlord and/or Tenant, including, without limitation, any privilege or excise tax;
(ii) the cost of all insurance maintained by Landlord on or with respect to the Building, the Improvements, the Common Areas or the Property, including, without limitation, casualty insurance, liability insurance, rental interruption, workers compensation, any insurance required to be maintained by Landlord’s lender, and any deductible applicable to any claims made by Landlord under such insurance;
(iii) snow removal, trash removal, cost of services of independent contractors, cost of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with day-to-day operation, maintenance, and repair, of the Building, the Improvements, the Common Areas or the Property, its equipment and the adjacent walk and landscaped area (including, but not limited to janitorial, scavenger, gardening, security, parking, elevator, painting, plumbing, electrical, mechanical, carpentry, window washing, and signing and advertising), and roof repairs, but excluding persons performing services not uniformly available to or performed for substantially all Building tenants;
(iv) costs of all gas, water, sewer, electricity and other utilities used in the maintenance, operation or use of the Building, the Improvements, the Property and the Common Areas, cost of equipment or devices used to conserve or monitor energy consumption, supplies, licenses, permits and inspection fees;
(v) auditing, accounting and legal fees; and
(vi) ground rent or other payments required to be made in connection with the maintenance or operation of any easement or right of way or other instrument through which Landlord claims title in the Property or to which Landlord’s title in the Property is subject.

(c) “Direct Costs” shall mean all actual costs and expenses incurred by Landlord in connection with the operation, management, maintenance, replacement, and repair of the Leased Premises, including but not limited to janitorial services, maintenance, repairs, supplies, utilities, heating, ventilation, air conditioning, and property management fees. Property management fees shall be equal to a percentage of the sum of Tenant’s Basic Annual Rent and Estimated Costs, including electricity charges if separately metered and parking charges if applicable, which percentage shall not exceed four percent (4%). In the event any Direct Cost is a result of any service provided by Landlord to Tenant which is not generally provided to other tenant’s within the Building, such Direct Cost shall be proportionately allocated to Tenant and any other tenants within the Building receiving such service, based on a pro rata portion determined by rentable square feet. In the event Tenant is not obtaining any utility service directly from a utility provider, Landlord may install, at Tenant’s expense, sub-meters to measure Tenant’s actual use of such utilities. If such sub-meters are installed, Tenant shall pay Landlord as a Direct Cost the actual kilowatt hourly rate billed to Landlord by the public utility companies for each respective period, including taxes. Additionally, in the event that Tenant requires the use of ventilation/air conditioning before or after normal business hours (7:00 a.m. to 11:00 p.m. Monday through Friday and 9:00 a.m. to 2:00 p.m. on Saturday), the costs and expenses incurred in connection with such ventilation/air conditioning usage by Tenant during such after hours use shall be equitably apportioned among Tenant and all other tenants in the Building requiring such after hours ventilation/air conditioning use.
(d) “Estimated Costs” shall mean Landlord’s estimate of Tenant’s Direct Costs and Tenant’s Proportionate Share of Common Area Expenses for a particular calendar year, excluding the costs of any utilities which are separately metered and paid directly by Tenant. The Estimated Costs for the calendar year in which the Lease commences are $274,152.00. If the Estimated Costs as of the date Tenant takes occupancy are greater than Tenant’s Estimated Costs at the time this Lease is executed, the Estimated Costs shall be increased to equal the Estimated Costs as of the date of Tenant’s occupancy.
(e) “Tenant’s Proportionate Share” shall mean the percentage derived from the fraction, the numerator of which is the gross rentable square footage of the Leased Premises (45,692), the denominator of which is the gross rentable square footage of the Building (60,847). In this Lease, Tenant’s pro-rata share initially is 75.09%, subject to increase or decrease due to increases or decreases in the gross rentable square footage of the Leased Premises and/or the Building,
(f) Landlord shall make commercially reasonable efforts to keep any annual increase in Controllable Operating Expenses (as defined below) at or below five percent (5%). If Controllable Operating Expenses escalate by more than four percent (4%) in a given Year, then, at the request of Tenant or another tenant of the Building, Landlord shall attempt to reduce the costs by competitively rebidding any significant materials and services contracts. Landlord shall also attempt to keep the cost of Property management services at or below four percent (4%) of gross rents for the Building by rebidding such services if necessary, but not more frequently than once every Year for the following Year. Notwithstanding the foregoing, Landlord shall not be required to accept a low bid pursuant to this subsection if Landlord has a commercially reasonable basis for not accepting it. “Controllable Operating Expenses” means all Operating Expenses reasonably subject to Landlord’s control but in no event including utilities (such as, without limitation, electricity, natural gas, culinary and landscaping water, sanitary sewer and storm sewer charges), insurance, taxes, snow and ice removal.

4.2 Payment of Additional Rent. Additional Rent shall be paid as follows:
(a) Prior to the beginning of a calendar year, Landlord shall deliver to Tenant a statement showing the Estimated Costs for such calendar year. If Landlord fails to deliver such statement prior to January 1 of the applicable year, until the delivery of such statement, Tenant’s Estimated Costs shall be deemed to be the same amount of the Estimated Costs for the prior year; provided, however, if Landlord subsequently furnishes to Tenant a statement of such Estimated Costs, to the extent such Estimated Costs are greater than or less than the Estimated Costs paid on a year to date basis, Tenant shall either receive a credit or make a payment, in the amount of such difference on the next date on which Tenant makes a rental payment hereunder.
(b) Concurrent with each monthly payment of Basic Annual Rent due pursuant to Section 3.1 above, Tenant shall pay to Landlord, without offset or deduction, one-twelfth (l/12th) of the Estimated Costs, plus all other amount due and owing by Tenant under this Lease which are not included as part of Estimated Costs (e.g., late payment charges).
4.3 Report of Common Area Expenses and Statement of Estimated Costs. Within one hundred twenty (120) days after each calendar year occurring during the term of this Lease, Landlord shall furnish Tenant with a written reconciliation statement comparing the actual amount of Tenant’s Proportionate Share of Common Area Expenses and Tenant’s Direct Costs payable during the previous calendar year against the amounts actually paid by Tenant during the previous calendar year pursuant to Section 4.2 above. If the annual reconciliation statement of costs indicates that the Estimated Costs paid by Tenant for any year exceeded the actual amounts of Tenant’s Direct Costs and Tenant’s Proportionate Share of Common Area Expenses for the same year, Landlord, at its election, shall either (i) promptly pay the amount of such excess to Tenant, or (ii) apply such excess against the next installment of Basic Annual Rental or Additional Rent due hereunder. If the annual reconciliation statement of costs indicates that the Estimated Costs paid by Tenant for any year is less then the actual amounts of Tenant’s Direct Costs and Tenant’s Proportionate paid by Tenant during such year, Tenant shall pay to Landlord any such deficiency within thirty (30) days of Tenant’s receipt of such reconciliation statement.

4.4 Resolution of Disagreement. Every statement given by Landlord pursuant to Section 4.3 shall be conclusive and binding upon Tenant unless within sixty (60) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness thereof, specifying the particular respects in which the statement is claimed to be incorrect. If such dispute shall not have been settled by agreement, the parties hereto shall submit the dispute to arbitration within ninety (90) days after Tenant’s receipt of such statement. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within thirty (30) days after receipt of such statement, pay Additional Rent in accordance with Landlord’s statement, and such payment shall be without prejudice to Tenant’s position. If the dispute shall be determined in Tenant’s favor, Landlord shall, within thirty (30) days of the resolution of such dispute, pay Tenant the amount of Tenant’s overpayment of rents resulting from compliance with Landlord’s statement. Landlord agrees to grant Tenant reasonable access to Landlord’s books and records for the purpose of verifying operating expenses incurred by Landlord.
4.5 Limitations. Nothing contained in this Part IV shall be construed at any time so as to reduce the monthly installments of Basic Annual Rent payable hereunder below the amount set forth in Section 3.1 of this Lease.
V. SECURITY DEPOSIT
5.1 Deposit. Tenant has deposited with Landlord the sum of Sixty-Five Thousand Six Hundred Eighty-Two and 25/100 Dollars ($65,682.25) as security for the performance by Tenant of all of the terms, covenants, and conditions required to be performed hereunder. If Tenant has performed all such terms, covenants, and conditions of this Lease, such sum shall be returned to Tenant after the expiration of the term of this Lease and delivery of possession of the Leased Premises to Landlord. Prior to the time that Tenant is entitled to any return of the security deposit, Landlord may intermingle such deposit with its own funds and use such sum for such purposes as Landlord may determine. Tenant shall not be entitled to any interest on the security deposit.
5.2 Application of Security Deposit. In the event of default by Tenant in respect to any of its obligations under this Lease, including, but not limited to, the payment of Basic Annual Rent or Additional Rent, Landlord may use, apply, or retain all or any part of the security deposit for the satisfaction of any unpaid Basic Annual Rent or Additional Rent. Landlord may apply the security deposit to any expenses incurred by reason of the default of Tenant, including any damages or deficiency in the reletting of the Leased Premises, regardless of whether the accrual of such damages or deficiency occurs before or after an eviction or a portion of the security deposit is so used or applied. Tenant shall, upon five (5) days written demand, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount.

VI. USE
6.1 Use of Leased Premises. The Leased Premises shall be used and occupied by Tenant for a private, post secondary educational college, including the teaching of classes, and all matters and activities ancillary thereto only and for no other purpose whatsoever without the prior written consent of Landlord.
6.2 Prohibition of Certain Activities or Uses. Tenant shall not do or permit anything to be done in or about, or bring or keep anything in the Leased Premises or the Property which is prohibited by this Lease or will, in any way or to any extent:
(a) adversely affect any fire, liability, or other insurance policy carried with respect to the Building, the Improvements, the Common Areas, the Property, or any of the contents of the foregoing (except with Landlord’s express written permission, which will not be unreasonably withheld, but which may be contingent upon Tenant’s agreement to bear any additional costs, expenses or liability for risk that may be involved);
(b) obstruct, interfere with any right of, or injure or annoy any other tenant or occupant of the Building, the Common Areas, the Improvements, or the Property;
(c) conflict with or violate any law, statute, ordinance, rule, regulation or requirement of any governmental unit, agency, or authority (whether existing or enacted as promulgated in the future, known or unknown, foreseen or unforeseen);
(d) adversely overload the floors or otherwise damage the structural soundness of the Leased Premises or Building, or any part thereof (except with Landlord’s express written permission, which will not be unreasonably withheld, but which may be contingent upon Tenant’s agreement to bear any additional costs, expenses, or liability for risk that may be involved); or
(e) take any action which causes a violation of any restrictive covenants or any other instrument of record applying to the Property.
6.3 Affirmative Obligations with Respect to Use.
(a) Tenant will (i) comply with all governmental laws, ordinances, regulations, and requirements, now in force or which hereafter may be in force, of any lawful governmental body or authorities having jurisdiction over the Leased Premises; (ii) will keep the Leased Premises and every part thereof in a clean, neat, and orderly condition, free of objectionable noise, odors, or nuisances; (iii) will in all respects and at all times fully comply with all health and policy regulations; and (iv) will not suffer, permit, or commit any waste.

(b) At all times during the term hereof, Tenant shall, at Tenant’s sole cost and expense, cause the Leased Premises and Tenant’s use of the Leased Premises to comply with all statutes, ordinances, laws, orders, rules, regulations, and requirements of all applicable federal, state, county, municipal and other agencies or authorities, now in effect or which may hereafter become effective, which shall impose any duty upon Landlord or Tenant with respect to the use, occupation or alterations of the Leased Premises (including, without limitation, all applicable requirements of the Americans with Disabilities Act of 1990 and all other applicable laws relating to persons with disabilities, and all rules and regulations which may be promulgated thereunder from time to time and whether relating to barrier removal, providing auxiliary aids and services or otherwise) and upon request of Landlord shall deliver evidence thereof to Landlord. Tenant shall have no responsibility with respect to legal compliance of areas outside the Leased Premises other than with respect to Tenant’s use of such areas.
6.4 Suitability. Tenant acknowledges that except as expressly set forth in this Lease, neither Landlord nor any other person has made any representation or warranty with respect to the Leased Premises or any other portion of the Building, the Common Areas, or the Improvements and that no representation has been made or relied on with respect to the suitability of the Leased Premises or any other portion of the Building, the Common Areas, or Improvements for the conduct of Tenant’s business. The Leased Premises, Building, and Improvements (and each and every part thereof) shall be deemed to be in satisfactory condition unless, within sixty (60) days after the Substantial Completion Date, Tenant shall give Landlord written notice specifying, in reasonable detail, the respects in which the Leased Premises, Building, or Improvements are not in satisfactory condition.
6.5 Taxes. Tenant shall pay all taxes, assessments, charges, and fees which during the term hereof may be imposed, assessed, or levied by any governmental or public authority against or upon Tenant’s use of the Leased Premises or any personal property or fixture kept or installed therein by Tenant and on the value of leasehold improvements to the extent that the same exceeds Building allowances.
VII. UTILITIES AND SERVICE
7.1 Obligation of Landlord. During the term of this Lease, Landlord agrees to cause to be furnished to the Leased Premises during customary business hours (7:00 a.m. to 11:00 p.m. Monday through Friday and 9:00 a.m. to 2:00 p.m. on Saturday) and during generally recognized business days the following utilities and services, the cost and expense of which shall be included in Common Area Expenses and/or Direct Costs:
(a) Electricity, water, gas and sewer service.
(b) Telephone connection, but not including telephone stations and equipment (it being expressly understood and agreed that Tenant shall be responsible for the ordering and installation of telephone lines and equipment which pertain to the Leased Premises).

(c) Heat and air-conditioning to such extent and to such levels as, in Landlord’s judgment, is reasonably required for the comfortable use and occupancy of the Leased Premises subject however to any limitations imposed by any government agency. The parties agree and understand that the above heat and air-conditioning will be provided Monday through Friday from 7:00 a.m. to 11:00 p.m. and Saturday from 9:00 a.m. to 2:00 p.m.
(d) Janitorial service.
(e) Security (including the lighting of common halls, stairways, entries and restrooms) to such extent as is usual and customary in similar buildings in Salt Lake County, Utah.
(f) Snow removal service.
(g) Landscaping and grounds keeping service.
(h) Elevator service.
7.2 Tenant’s Obligations. Tenant shall arrange for and shall pay the entire cost and expense of all telephone stations, equipment and use charges, electric light bulbs (but not fluorescent bulbs used in fixtures originally installed in the Leased Premises) and all other materials and services not expressly required to be provided and paid for pursuant to the provisions of Section 7.1 above.
7.3 Additional Limitations.
(a) Tenant will not, without the written consent of Landlord, which shall not be unreasonably withheld, use any apparatus or device on the Leased Premises (including but without limitation thereto, electronic data processing machines or machines using current in excess of 110 volts) which will in any way or to any extent increase the amount of electricity or water usually furnished or supplied for use on the Leased Premises for the use designated in Section 6.1 above, nor connect with either electrical current (except through existing electrical outlets in the Leased Premises), water pipes, or any apparatus or device, for the purposes of using electric current or water.
(b) If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Leased Premises, or for purposes other than those designated in Section 6.l above, Tenant shall first procure the consent of Landlord for the use thereof, which consent Landlord may refuse. Landlord may cause a water meter or electric current meter to be installed in the Leased Premises, so as to measure the amount of water and/or electric current consumed for any such use. Tenant shall pay for the cost of such meters and of installation maintenance and repair thereof. Tenant agrees to pay Landlord promptly upon demand for all such water and electric current consumed as shown by said meters at the rates charged for such service either by the city or county in which the Building is located or by the local public utility, as the case may be, together with any additional expense incurred in keeping account of the water and electric current so consumed.

(c) If and where heat generating machines devices are used in the Leased Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install additional or supplementary air conditioning units for the Leased Premises, and the entire cost of installing, operating, maintaining and repairing the same shall be paid by Tenant to Landlord promptly after demand by Landlord.
7.4 Limitation on Landlord’s Liability. Landlord shall not be liable for any failure to provide or furnish any of the foregoing utilities or services if such failure was reasonably beyond the control of Landlord and Tenant shall not be entitled to terminate this Lease or to effectuate any abatement or reduction of rent by reason of any such failure. In no event shall Landlord be liable for loss or injury to persons or property, however, arising or occurring in connection with or attributable to any failure to furnish such utilities or services even if within the control of Landlord.
VIII. MAINTENANCE AND REPAIRS; ALTERATIONS; ACCESS
8.1 Maintenance and Repairs by Landlord. Landlord shall maintain in good order, condition, and repair the Building, the Common Areas, and the Improvements except the Leased Premises and those other portions of the Building leased, rented, or otherwise occupied by persons not affiliated with Landlord. Landlord shall supply normal janitorial and cleaning services reasonably required to keep the Leased Premises, the Building, and the Improvements in a clean, sanitary and orderly condition, the cost and expense of which shall be included in Direct and/or Common Area Expenses. Landlord shall have no duty to repair or replace any damage to the Building, the Common Areas, the Improvements, or the Leased Premises occasioned by the willful or negligent acts of Tenant or the Tenant Related Parties (as defined in Section 10.1 below).
8.2 Maintenance and Repairs by Tenant. Tenant, at Tenant’s sole cost and expense and without prior demand being made, shall maintain the Leased Premises in good order, condition and repair, and will be responsible for the painting, carpeting, or other interior design work of the Leased Premises beyond the initial construction phase as specified in Section 2.3 and Exhibit “C” of the Lease and shall maintain all equipment and fixtures installed by Tenant. Except for the refurbishment contemplated in Section 2.3, if repainting or recarpeting is required and authorized by Tenant, the cost for such are the sole obligation of Tenant and shall be paid for by Tenant immediately following the performance of said work and a presentation of an invoice for payment. Tenant shall in a good and workmanlike manner repair or replace any damage to the Building, the Common Areas, the Improvements, or the Leased Premises occasioned by the willful or negligent acts of Tenant or the Tenant Related Parties.

8.3 Alterations. Except as set forth in Section 2.3 and on Exhibit “C” attached hereto, Tenant shall not without first obtaining Landlord’s written approval: (a) make or cause to be made any alterations, additions, or improvements; (b) install or cause to be installed any fixtures, signs, floor coverings, interior or exterior lighting, plumbing fixtures, shades or awnings; or (c) make any other changes to the Leased Premises without first obtaining Landlord’s written approval. The foregoing notwithstanding, if the proposed alteration, addition or improvement is, in Landlord’s judgment, likely to affect the structure of the Building or the electrical, plumbing or HVAC systems or otherwise adversely impacts the value of the Building, such consent may be withheld at the sole and absolute discretion of the Landlord; except for the foregoing, Landlord’s approval shall not be unreasonably withheld. Tenant shall present to Landlord plans and specifications for such work at the time approval is sought. In the event Landlord consents to the making of any alterations, additions, or improvements to the Leased Premises by Tenant, the same shall be made by Tenant at Tenant’s sole cost and expense. All such work shall be done only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld. All such work with respect to any alterations, additions, and changes shall be done in a good and workmanlike manner and diligently prosecuted to completion such that, except as absolutely necessary during the course of such work, the Leased Premises shall at all times be a complete operating unit. Any such alterations, additions, or changes shall be performed and done strictly in accordance with all laws and ordinances relating thereto. In performing the work or any such alterations, additions, or changes, Tenant shall have the same performed in such a manner as not to obstruct access to any portion of the Building. Any alterations, additions, or improvements to or of the Leased Premises, including, but not limited to, wall covering, paneling, and built-in cabinet work, but excepting movable furniture and equipment, shall at once become a part of the realty and shall be surrendered with the Leased Premises unless Landlord otherwise elects at the end of the term hereof.
8.4 Landlord’s Access to Leased Premises. Landlord shall have the right to place, maintain, and repair all utility equipment of any kind in, upon, and under the Leased Premises as may be necessary for the servicing of the Leased Premises and other portions of the Building, provided, in doing so, Landlord shall use commercially reasonable efforts to not materially interfere with Tenant’s access to, or use of, the Leased Premises. Upon providing adequate notice to Tenant, Landlord shall also have the right to enter the Leased Premises at all times to inspect or to exhibit the same to prospective purchasers, mortgagees, tenants, and lessees, and to make such repairs, additions, alterations, or improvements as Landlord may deem desirable, provided, in doing so, Landlord shall use commercially reasonable efforts to not materially interfere with Tenant’s access to, use or visibility of the Leased Premises. Landlord shall be allowed to take all material upon said Leased Premises that may be required therefore. So long as Landlord uses its commercially reasonable efforts to limit any material interference with Tenant’s access to, use or visibility of the Leased Premises, the same shall not constitute an actual or constructive eviction of Tenant in whole or in part, the rents reserved herein shall in no wise abate while said work is in progress by reason of loss or interruption of Tenant’s business or otherwise, and Tenant shall have no claim for damages. During the three (3) months prior to expiration of this Lease or of any renewal term, Landlord may place upon the Leased Premises “For Lease” or “For Sale” signs which Tenant shall permit to remain thereon so long as said signs do not materially interfere with Tenant’s acces to, use or visibility of the Leased Premises.

IX. ASSIGNMENT
9.1 Definitions. As used in this Lease:
(a) “Pledge” means to pledge, encumber, mortgage, assign (whether as collateral or absolutely) or otherwise grant a lien or security interest in this Lease or any portion of the Leased Premises as security for, or to otherwise assure, performance of any obligation of Tenant or any other person.
(b) “Sublease” means to lease or enter into any other form of agreement with any other person, whether written or oral, which allows that person or any other person to occupy or possess any part of the Leased Premises for any period of time or for any purpose.
(c) “Transfer” means to sell, assign, transfer, exchange or otherwise dispose of or alienate any interest of Tenant in this Lease, whether voluntary or involuntary or by operation of law including, without limitation: (i) any such Transfer by death, incompetency, foreclosure sale, deed in lieu of foreclosure, levy or attachment; (ii) if Tenant is not a human being, any direct or indirect Transfer of fifty percent (50%) or more of any one of the voting, capital or profits interests in Tenant; and (iii) if Tenant is not a human being, any Transfer of this Lease from Tenant by merger, consolidation, transfer of assets, or liquidation or any similar transaction under any law pertaining to corporations, partnerships, limited liability companies or other forms of organizations. Any restrictions on Transfer shall not apply so long as Tenant ‘s stock is traded on a public stock exchange.
9.2 Transfers, Subleases and Pledges Prohibited. Except with the prior written consent of Landlord in each instance, Tenant shall not Transfer or Pledge this Lease, or Sublease or Pledge all or any part of the Leased Premises. Consent of the Landlord to any of the actions described in the previous sentence shall be deemed granted and delivered only if obtained strictly in accordance with and pursuant to the procedure set forth in Section 9.3 of this Lease and is memorialized in a writing signed by Landlord that refers on its face to Section 9.3 of this Lease. Any other purported Transfer, Sublease or Pledge shall be null and void, and shall constitute a default under this Lease which, at the option and election of Landlord exercisable in writing at its sole discretion, shall result in the immediate termination of this Lease; provided, it Landlord does not terminate this Lease, it may exercise any other remedies available to it under this Lease or at law or equity. Consent by Landlord to any Transfer, Sublease or Pledge shall not operate as a waiver of the necessity for consent to any subsequent Transfer, Sublease or Pledge, and the terms of Landlord’s written consent shall be binding upon any person holding by, under, or through Tenant. Landlord’s consent to a Transfer, Sublease or Pledge shall not relieve Tenant from any of its obligations under this Lease, all of which shall continue in full force and effect notwithstanding any assumption or agreement of the person to whom the Transfer, Sublease or Pledge pertains.

9.3 Consent of Landlord Required:
(a) If Tenant proposes to make any Transfer, Sublease or Pledge it shall immediately notify Landlord in writing of the details of the proposed Transfer, Sublease or Pledge, and shall also immediately furnish to Landlord sufficient written information and documentation required by Landlord to allow Landlord to assess the business to be conducted in the Leased Premises by the person to whom the Transfer, Sublease or Pledge is proposed to be made, the financial condition of such person and the nature of the transaction in which the Transfer, Sublease or Pledge is to occur. If Landlord determines that the information furnished do not provide sufficient information, Landlord may demand that Tenant provide such additional information as Landlord may require in order to evaluate the proposed Transfer, Assignment or Pledge.
(b) Landlord shall have the absolute right to reject any proposed Transfer, Sublease or Pledge under any of the following circumstances:
(i) If, as a result of the Transfer, Sublease or Pledge, Landlord or the Leased Premises would be subject to compliance with any law, ordinance, regulation or similar governmental requirement to which Landlord or the Leased Premises were not previously subject, or as to which Landlord or the Leased Premises has a variance, exemption or similar right not to comply including, without limitation, that certain act commonly known as the “Americans with Disabilities Act of l990”, and any related rules or regulations, or similar state or local laws relating to persons with disabilities.
(ii) A Transfer, Sublease or Pledge to any other person which is the landlord or sublandlord under any leases or subleases for office space within a ten (10) mile radius of the Leased Premises.
(iii) A Transfer, Sublease or Pledge to any other person which is at that time has an enforceable lease for any other space in the Building or any prospective tenant with whom the Landlord has, in the prior twelve (12) months negotiated with to lease space in the Building.

(iv) A sublease of less than all of the Leased Premises where the configuration or location of the subleased premises might reasonably be determined by Landlord to have any adverse effect on the ability of Landlord to lease remainder of the Leased Premises if the Landlord were to terminate this Lease but agree to agree to be bound by the Sublease.
(v) The person to whom the Transfer, Sublease or Pledge is to be made will not agree in writing to be bound by the terms and conditions of this Lease; provided that the Lease shall not be enforceable against person to whom the Lease or Leased Premises is to be Pledged until after the foreclosure or other realization upon its lien or security interest.
(c) Except as set forth in Section 9.3(b), Landlord’s consent shall not be unreasonably withheld, provided that: (i) Tenant promptly provides to Landlord all information requested by Landlord pursuant to Section 9.3(a) and Landlord determines that such information is sufficient to allow Landlord to accurately evaluate the financial condition of the person to whom the Transfer, Sublease or Pledge is to be made; and (ii) Tenant and the person to whom the Transfer, Sublease or Pledge is to be made agree in writing to all of the rights of Landlord set forth in Section 9.4.
9.4 Landlord’s Right in Event of Assignment or Sublease.
(a) If Tenant is in default under the provisions of this Lease beyond all applicable notice and cure periods, Landlord may collect rent and other charges and amounts due under this Lease from the person to whom the Transfer was made or under the sublease from any person who entered into the Sublease, and Landlord shall apply all such amounts collected to the rent and other charges to be paid by Tenant under this Lease. If Landlord consents in writing to any Pledge of this Lease or any portion of the Leased Premises, and the person to whom the Pledge was made forecloses or otherwise realizes upon any interest in this Lease or in any portion of the Leased Premises, Landlord may collect rent and other charges and amounts due under this Lease from such person, and Landlord shall apply the amount collected to the rent and other charges and amounts to be paid by Tenant under this Lease. Such collection, however, shall not constitute consent or waiver of the necessity of written consent to such Transfer, Sublease or Pledge, nor shall such collection constitute the recognition of such person or any other person as the “Tenant” under this Lease or constitute or result in a release of Tenant from the further performance of all of the covenants and obligations pursuant to this Lease, including the obligation to pay rent and other charges and other amounts due under this Lease.
(b) In the event that the rent and additional consideration payable under a Sublease exceed the rents and other consideration payable under this Lease (prorated to the space being subleased pursuant to the Sublease), Tenant shall be entitled to all amounts of any excess payments or consideration. In the event that any rent or additional consideration payable after a Transfer exceed the rents and additional consideration payable under this Lease, Landlord and Tenant shall share equally in the amount of any excess payments or consideration.

(c) In the event that Tenant shall request that Landlord consent to a Transfer, Sublease or Pledge, Tenant and/or the person to whom the Transfer, Sublease or Pledge was made shall pay to Landlord reasonable legal fees and costs, not to exceed $5,000.00, incurred in connection with processing of documents necessary to effect the Transfer, Sublease or Pledge.
X. INDEMNITY AND HAZARDOUS MATERIALS
10.1 Tenant’s Indemnity. Subject to the provisions of Section 11.4 below and to the fullest extent permitted by law, Tenant shall protect, defend, indemnify and hold harmless Landlord and its affiliates against and from any and all claims, demands, actions, losses, damages, orders, judgments, and any and all costs and expenses (including, without limitation, attorneys’ fees and costs of litigation), resulting from or incurred by Landlord or any affiliate of Landlord on account of any of the following: (ai) the use of the Leased Premises by Tenant or by its agents, contractors, employees, servants, invitees, licensees or concessionaires (the “Tenant Related Parties”), the conduct of its business or profession, or any other activity permitted or suffered by Tenant or the Tenant Related Parties within the Leased Premises; or (b) any breach by Tenant of this Lease. Tenant shall defend all suits brought upon such claims and pay all costs and expenses incidental thereto. Notwithstanding the foregoing, Landlord shall have the right, at its option, to participate in the defense of any such suit without relieving Tenant of any obligation hereunder.
10.2. Notice. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Leased Premises or in the Building of which the Leased Premises are a part or of defects therein or in any fixtures or equipment.
10.3 Environmental Indemnification. In addition to and without limiting the scope of any other indemnities provided under this Lease, Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord from and against any and all demands, losses, costs, expenses, damages, bodily injury, wrongful death, property damage, claims, cross-claims, charges, action, lawsuits, liabilities, obligations, penalties, investigation costs, removal costs, response costs, remediation costs, natural resources damages, governmental administrative actions, and reasonable attorneys’ and consultants’ fees and expenses arising out of, directly or indirectly, in whole or in part, or relating to (i) the release of Hazardous Materials (as defined in Section 10.5 below) by Tenant or the Tenant Related Parties, (ii) the violation of any Hazardous Materials laws by Tenant or the Tenant Related Parties, or (iii) the use, storage, generation or disposal of Hazardous Materials in, on, about, or from the Property by Tenant or the Tenant Related Parties (the items listed in clauses (i) through and including (iii) being referred to herein individually as a “Tenant Release” and collectively as the “Tenant Releases”).

10.4 Definition of Hazardous Materials. The term “Hazardous Materials” shall mean any substance:
(a) which is flammable, explosive, radioactive, toxic, corrosive, infectious, carcinogenic, mutagenic, or otherwise hazardous and which is or becomes regulated by any governmental authority, agency, department, commission, board or instrumentality of the United States, the state in which the Property is located or any political subdivision thereof;
(b) which contains asbestos, organic compounds known as polychlorinated biphenyls; chemicals known to cause cancer or reproductive toxicity or petroleum, including crude oil or any fraction thereof; or which is or becomes defined as a pollutant, contaminant, hazardous waste, hazardous substance, hazardous material or toxic substance under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901-6992k; the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601-9657; the Hazardous Materials Transportation Authorization Act of 1994, 49 U.S.C. §§ 5101-5127; the Clean Water Act, 33 U.S.C. §§ 1251-1387; the Clear Air Act, 42 U.S.C. §§ 7401-7671q; the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692; the Safe Drinking Water Act, 42 U.S.C. §§ 300f to 300j-26; the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C. §§ 11001-11050; and title 19, chapter 6 of the Utah Code, as any of the same have been or from time to time may be amended; and any similar federal, state and local laws, statutes, ordinances, codes, rules, regulations, orders or decrees relating to environmental conditions, industrial hygiene or Hazardous Materials on the Property, including all interpretations, policies, guidelines and/or directives of the various governmental authorities responsible for administering any of the foregoing, now in effect or hereafter adopted, published and/or promulgated;
(c) the presence of which on the Property requires investigation or remediation under any federal, state, or local statute, regulation, ordinance, order, action, policy, or common law; or
(d) the presence of which on the Property causes or threatens to cause a nuisance on the Property or to adjacent properties or poses or threatens to pose a hazard to the health and safety of persons on or about the Property.
10.5 Use of Hazardous Materials. Except as may be used in di minimus portions as part of its educational programs that are used in accordance with all applicable laws, Tenant shall not, and shall not permit any Tenant Related Parties to use, store, generate, release, or dispose of Hazardous Materials in, on, about, or from the Property. Landlord shall not, and shall not permit any Landlord Related Parties to use, store, generate, release, or dispose of Hazardous Materials in, on, about, or from the Property.

10.6 Release of Hazardous Materials. If Tenant discovers that any spill, leak, or release of any quantity of any Hazardous Materials has occurred on, in or under the Property, Tenant shall promptly notify all appropriate governmental agencies and Landlord. In the event such release is a Tenant Release, Tenant shall (or shall cause others to) promptly and fully investigate, cleanup, remediate and remove all such Hazardous Materials as may remain and so much of any portion of the environment as shall have become contaminated, all in accordance with applicable government requirements, and shall replace any removed portion of the environment (such as soil) with uncontaminated material of the same character as existed prior to contamination. In the event such release is a Landlord Release, Landlord shall (or shall cause others to) promptly and fully investigate, cleanup, remediate and remove all such Hazardous Materials as may remain and so much of any portion of the environment as shall have become contaminated, all in accordance with applicable government requirements, and shall replace any removed portion of the environment (such as soil) with uncontaminated material of the same character as existed prior to contamination. Within twenty (20) days after any such spill, leak, or release, the party responsible for the remediation of such release shall give the other party a detailed written description of the event and of such responsible parties investigation and remediation efforts to date. Within twenty (20) days after receipt, such responsible party shall provide the other party with a copy of any report or analytical results relating to any such spill, leak, or release. In the event of a release of Hazardous Material in, on, or under the Property by the Tenant Related Parties, Tenant shall not be entitled to an abatement of Rent during any period of abatement.
10.7 Release of Landlord. Landlord shall not be responsible or liable at any time for any loss or damage to Tenant’s personal property or to Tenant’s business, including any loss or damage to either the person or property of Tenant or Tenant Related Parties that may be occasioned by or through the acts or omissions of persons occupying adjacent, connecting, or adjoining space. Tenant shall store its property in and shall use and enjoy the Leased Premises and all other portions of the Building and Improvements at its own risk, and hereby releases Landlord, to the fullest extent permitted by law, from all claims of every kind resulting in loss of life, personal or bodily injury, or property damage unless resulting from Landlord’s intentional or grossly negligent acts or omissions.
XI. INSURANCE
11.1 Insurance on Tenant’s Personal Property and Fixtures. At all times during the term of this Lease, Tenant shall keep in force at its sole cost and expense with insurance companies acceptable to Landlord, hazard insurance on an “all-risk” or equivalent policy form, and shall include fire, theft, extended coverages, vandalism, and malicious mischief. Coverage shall be equal to 100% of the Replacement Cost value of Tenant’s contents, fixtures, furnishings, equipment, and all improvements or additions made by Tenant to the Leased Premises. The deductible under such insurance coverage shall not exceed $5,000.00. Such policy shall name Landlord as Additional Insured and shall provide that coverage for the Additional Insured is primary and not contributory with other insurance. The policy shall provide that such policy not be cancelled or materially changed without first giving Landlord thirty (30) days written notice.

11.2 Property Coverage. Landlord shall obtain and maintain in force an “all-risk type” or equivalent policy form, and shall include fire, theft, extended coverages, vandalism, and malicious mischief on the Building during the term of the Lease and any extension thereof. Landlord may obtain, at Landlord’s discretion, coverage for flood and earthquake if commercially available at reasonable rates. Such insurance shall also include coverage against loss of rental income.
11.3 Liability Insurance.
(a) During the entire term hereof and at its sole cost and expense, Tenant shall keep in full force and effect with insurance companies acceptable to Landlord a policy of Commercial General Liability Insurance with limits of not less than $1,000,000 each Occurrence and $3,000,000 General Aggregate. The policy shall apply to the Leased Premises and all operations of Tenant’s business. Such policy shall name Landlord as Additional Insured and shall provide that coverage for the Additional Insured is primary and not contributory with other insurance. The policy shall provide that such policy not be cancelled or materially changed without first giving Landlord thirty (30) days written notice. Tenant shall at all times during the term hereof provide Landlord with evidence of current insurance coverage. All public liability, property damage, and other liability policies shall be written as primary policies, not contributing with coverage which Landlord may carry. All such policies shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its servants, agents, and employees by reason of the negligence of Tenant. All such insurance shall specifically insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons or injury or damage to property contained in Part X.
(b) During the entire term hereof, Landlord shall maintain and keep in full force and effect with insurance companies acceptable to Landlord a policy of Commercial General Liability Insurance with limits and deductibles as are customarily maintained by owners of the property similar to the Property. The policy shall apply to the Property and all operations of Landlord’s business.
11.4 Waiver of Subrogation. Landlord and Tenant hereby waive all rights to recover against each other, against any other tenant or occupant of the Building, and against each other’s officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees or business visitors or of any other tenant or occupant of the Building, for any loss or damage arising from any cause covered by any insurance carried by the waiving party, to the extent that such loss or damage is actually covered.
11.5 Lender. Any mortgage lender interest in any part of the Building or Improvements may, at Landlord’s option, be afforded coverage under any policy required to be secured by Tenant hereunder, by use of a mortgagee’s endorsement to the policy concerned.

XII. DESTRUCTION
If the Leased Premises shall be partially damaged by any casualty which is insured against under any insurance policy maintained by Landlord, Landlord shall, to the extent of and upon receipt of, the insurance proceeds, repair the portion of the Landlord’s Construction Obligations damaged by such casualty. Until such repair is complete, the Basic Annual Rent and Additional Rent shall be abated proportionately as to that portion of the Leased Premises rendered untenantable. Notwithstanding the foregoing, Landlord may either elect to repair the damage or may cancel this Lease by notice of cancellation within ninety (90) days after such event and thereupon this Lease shall expire, and Tenant shall vacate and surrender the Leased Premises to Landlord if any of the following occur: (a) the Leased Premises by reason of such occurrence are rendered wholly untenantable, (b) the Leased Premises should be damaged as a result of a risk which is not covered by insurance, (c) the Leased Premises should be damaged in whole or in part during the last six (6) months of the term or of any renewal hereof, (d) the Leased Premises or the Building (whether the Leased Premises are damaged or not) should be damaged to the extent of fifty percent (50%) or more of the then-monetary value thereof, or (e) the proceeds of such insurance are not sufficient to repair the Leased Premises to the extent required above (including any deficiency as a result of a mortgage lender’s election to apply such proceeds to the payment of the mortgage loan). Tenant’s liability for rent upon the termination of this Lease shall cease as of the day following Landlord’s giving notice of cancellation. In the event Landlord elects to repair any damage, any abatement of rent shall end five (5) days after notice by Landlord to Tenant that the Leased Premises have been repaired as required herein. If the damage is caused by the negligence of Tenant or its employees, agents, invitees, or concessionaires, there shall be no abatement of rent. Unless this Lease is terminated by Landlord, Tenant shall repair and refixture the interior of the Leased Premises in a manner and in at least a condition equal to that existing prior to the destruction or casualty and the proceeds of all insurance carried by Tenant on its property and fixtures shall be held in trust by Tenant for the purpose of said repair and replacement.
XIII. CONDEMNATION
13.1 Total Condemnation. If the whole of the Leased Premises shall be acquired or taken by Condemnation Proceeding, then this Lease shall cease and terminate as of the date of title vesting in such Condemnation Proceeding.
13.2 Partial Condemnation. If any part of the Leased Premises shall be taken as aforesaid, and such partial taking shall render the remaining portion unsuitable for the Tenant’s business, then this Lease shall cease and terminate as aforesaid. If the Leased Premises remain suitable for the Tenant’s business following such partial taking, then this Lease shall continue in effect except that the Basic Annual Rent and Additional Rent shall be reduced in the same proportion that the portion of the Leased Premises (including basement, if any) taken bears to the total area initially demised. Landlord shall, upon receipt of the award, make all necessary repairs or alterations to the Building in which the Leased Premises are located, provided that Landlord shall not be required to expend for such work an amount in excess of the amount received by Landlord as damages for the part of the Leased Premises so taken. “Amount received by Landlord” shall mean that part of the award from the Condemnation Proceeding, less any costs or expenses incurred by Landlord in the collection of the award, which is free and clear to Landlord of any collection by mortgage lenders for the value of the diminished fee.

13.3 Landlord’s Option to Terminate. If more than twenty percent (20%) of the Building shall be taken as aforesaid, Landlord may, by written notice to Tenant, terminate this Lease. If this Lease is terminated as provided in this Section, rent shall be paid up to the day that possession is so taken by public authority and Landlord shall make an equitable refund of any rent paid by Tenant in advance.
13.4 Award. Tenant shall not be entitled to and expressly waives all claim to any condemnation award for any taking, whether whole or partial and whether for diminution in value of the leasehold or to the fee. Tenant shall have the right to claim from the condemning party, but not from Landlord, such compensation as may be recoverable by Tenant in its own right for damages to Tenant’s business and fixtures, and for relocation compensation, to the extent that the same shall not reduce Landlord’s award.
13.5 Definition of Condemnation Proceeding. As used in this Lease the term “Condemnation Proceeding” means any action or proceeding in which any interest in the Leased Premises is taken for any public or quasi-public purpose by any lawful authority through exercise of eminent domain or right of condemnation or by purchase or otherwise in lieu thereof.
XIV. LANDLORD’S RIGHTS TO CURE
14.1 General Right. In the event of Landlord’s breach, default, or noncompliance hereunder, Tenant shall, before exercising any right or remedy available to it, give Landlord written notice of the claimed breach, default, or noncompliance. If prior to its giving such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of a lender which has furnished any of the financing referred to in Part XV hereof, concurrently with giving the aforesaid notice to Landlord, Tenant shall, by certified mail, return receipt requested, transmit a copy thereof to such lender. For the thirty (30) days following the giving of the notice(s) required by the foregoing portion of this Section (or such longer period of time as may be reasonably required to cure a matter which, due to its nature, cannot reasonably be rectified within thirty (30) days), Landlord shall have the right to cure the breach, default, or noncompliance involved. If Landlord has failed to cure a default within said period, any such lender shall have an additional thirty (30) days within which to cure the same or, if such default cannot be cured within that period, such additional time as may be necessary if within such thirty (30) day period said lender has commenced and is diligently pursuing the actions or remedies necessary to cure the breach default, or noncompliance involved (including, but not limited to, commencement and prosecution of proceedings to foreclose or otherwise exercise its rights under its mortgage or other security instrument, if necessary to effect such cure), in which event this Lease shall not be terminated by Tenant so long as such actions or remedies are being diligently pursued by said lender.

14.2 Mechanic’s Liens. Should any mechanic’s or other lien be filed against the Leased Premises or any part thereof by reason of Tenant’s acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within ten (10) days after notice by Landlord. If Tenant fails to comply with its obligations in the immediately preceding sentence within such ten (10) day period, Landlord may perform such obligations at Tenant’s expenses, in which case all of Landlord’s costs and expenses in discharging shall be immediately due and payable by Tenant and shall bear interest at the rate set forth in Section 16.3 hereof. Tenant shall cause any person or entity directly or indirectly supplying work or materials to Tenant to acknowledge and agree, and Landlord hereby notifies any such contractor, that: (a) no agency relationship, whether express or implied, exists between Landlord and any contractor retained by the Tenant; (b) all construction contracted for by Tenant is being done for the exclusive benefit of the Tenant; and (c) Landlord neither has required nor obligated Tenant to make the improvements done by the contractor.
XV. FINANCING; SUBORDINATION
15.1 Subordination. This Lease is and shall continue to be subordinate to any mortgage, deed of trust, or other security interest now existing or hereafter placed on the Landlord’s interest in the Property by a mortgage lender (as amended, restated, supplemented, or otherwise modified from time to time, including any refinancing thereof, a “Mortgage”); provided, however, such subordination is subject to the condition that so long as Tenant continues to perform all of its obligations under this Lease its tenancy shall remain in full force and effect notwithstanding Landlord’s default in connection with the Mortgage concerned or any resulting foreclosure or sale or transfer in lieu of such proceedings. If requested by a holder of the Mortgage, Tenant agrees at any time and from time to time to execute and deliver an instrument confirming the foregoing subordination. If elected by the holder of a Mortgage, this Lease shall be superior to such Mortgage, in which case Tenant shall execute and deliver an instrument confirming the same. Tenant shall not subordinate its interests hereunder or in the Leased Premises to any lien or encumbrance other than the Mortgages described in and specified pursuant to this Section 15.1 without the prior written consent of Landlord and of the lender interested under each Mortgage then affecting the Leased Premises. Any such unauthorized subordination by Tenant shall be void and of no force or effect whatsoever.

15.2 Amendment. Tenant recognizes that Landlord’s ability from time to time to obtain construction, acquisition, standing, and/or permanent mortgage loan financing for the Building and/or the Leased Premises may in part be dependent upon the acceptability of the terms of this Lease to the lender concerned. Accordingly, Tenant agrees that from time to time it shall, if so requested by Landlord and if doing so will not change the location or configuration of the Leased Premises nor substantially and adversely affect Tenant’s economic interests hereunder, join with Landlord in amending this Lease so as to meet the needs or requirements of any lender which is considering making or which has made a loan secured by a Mortgage affecting the Leased Premises.
15.3 Attornment. Any sale, assignment, or transfer of Landlord’s interest under this Lease or in the Leased Premises including any such disposition resulting from Landlord’s default under a Mortgage, shall be subject to this Lease. Tenant shall attorn to Landlord’s successor and assigns and shall recognize such successor or assigns as Landlord under this Lease, regardless of any rule of law to the contrary or absence of privity of contract, provided that said successor or assignee agrees to be bound by the terms of this Lease so long as Tenant is not in default under the Lease beyond all applicable notice and cure periods.
15.4 Financial Information. As a condition to Landlord’s acceptance of this Lease, Tenant shall provide financial information sufficient for Landlord to verify the financial condition of Tenant. Tenant hereby represents and warrants that none of such information contains or will contain any untrue statement of material fact, nor will such information omit any material fact necessary to make the statements contained therein misleading or unreliable.
XVI. EVENTS OF DEFAULT; REMEDIES OF LANDLORD
16.1 Default by Tenant. Upon the occurrence of any of the following events, Landlord shall have the remedies set forth in Section 16.2:
(a) Tenant fails to pay any installment of Basic Annual Rent or Additional Rent or any other sum due hereunder within ten (10) days after such Rent is due.
(b) Tenant fails to perform any other term, condition, or covenant to be performed by it pursuant to this Lease within ten (10) days after written notice that such performance is due shall have been given to Tenant by Landlord or; provided, if cure of any nonmonetary default would reasonably require more than ten (10) days to complete, if Tenant fails to commence performance within the ten (10) day period or, after timely commencing, fails diligently to pursue such cure to completion, but in no event to exceed sixty (60) days.
(c) Tenant or any guarantor of this Lease shall become bankrupt or insolvent or file any debtor proceedings or have taken against such party in any court pursuant to state or federal statute, a petition in bankruptcy or insolvency, reorganization, or appointment of a receiver or trustee; or Tenant petitions for or enters into a voluntary arrangement under applicable bankruptcy law; or suffers this Lease to be taken under a writ of execution.
(d) Any guarantor of this Lease defaults in the performance of any obligation of such guarantor under the provisions of any guaranty of this Lease.

16.2 Remedies. In the event of any default by Tenant hereunder, Landlord may at any time, without waiving or limiting any other right or remedy available to it, terminate Tenant’s rights under this Lease by written notice, reenter and take possession of the Leased Premises by any lawful means (with or without terminating this Lease), or pursue any other remedy allowed by law. Tenant agrees to pay to Landlord the cost of recovering possession of the Leased Premises, all costs of reletting, and all other costs and damages arising out of Tenant’s default, including reasonable attorneys’ fees. Notwithstanding any reentry, the liability of Tenant for the rent reserved herein shall not be extinguished for the balance of the Term, and Tenant agrees to compensate Landlord upon demand for any deficiency arising from reletting the Leased Premises at a lesser rent than applies under this Lease.
16.3 Past Due Sums. If Tenant fails to pay, within ten (10) days of the date the same is due and payable, any Basic Annual Rent, Additional Rent, or other sum required to be paid by it hereunder, such unpaid amounts shall bear interest from the due date thereof to the date of payment at a fluctuating rate equal to two percent (2%) per annum above the Prime Rate. For purposes of this Lease, “Prime Rate” means the prime rate or base rate reported in the Money Rates column or section of The Wall Street Journal as being the prime rate or base rate on corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank). If The Wall Street Journal ceases publication of the prime rate or the base rate, “Prime Rate” shall mean the rate of interest from time to time announced by the national bank in the United States doing business in Utah having the largest asset value as its prime rate or base rate. In addition thereto, Tenant shall pay a sum of five percent (5%) of such unpaid amounts of Basic Annual Rent, Additional Rent, or other sum to be paid by it hereunder as a service fee. Notwithstanding the foregoing, however, Landlord’s right concerning such interest and service fee shall be limited by the maximum amount that may properly be charged by Landlord for such purposes under applicable law.
XVII. PROVISIONS APPLICABLE AT TERMINATION OF LEASE
17.1 Surrender of Leased Premises. At the expiration of this Lease, except for changes made by Tenant that were approved by Landlord, Tenant shall surrender the Leased Premises in the same condition, less reasonable wear and tear, as they were in upon delivery of possession thereto under this Lease and shall deliver all keys to Landlord. Before surrendering the Leased Premises, Tenant shall remove all of its personal property and trade fixtures and such property or the removal thereof shall in no way damage the Leased Premises, and Tenant shall be responsible for all costs, expenses and damages incurred in the removal thereof. If Tenant fails to remove its personal property and fixtures upon the expiration of this Lease, the same shall be deemed abandoned and shall become the property of Landlord.

17.2 Holding Over. Any holding over after the expiration of the term hereof or of any renewal term with the prior written consent of Landlord shall be construed to be a tenancy from month to month except that Basic Annual Rent shall be increased to an amount equal to 150% of the then Basic Annual Rent plus, and in addition to the Basic Annual Rent, all other sums of money as shall become due and payable by Tenant to Landlord under this Lease and on the terms herein specified so far as possible. Such month-to-month tenancy shall be subject to every other term, covenant, and agreement contained in this Lease. Nothing contained in this Section 17.2 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Leased Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Section 17.2 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Leased Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.
XVIII. ATTORNEYS’ FEES
In the event that at any time during the term of this Lease either Landlord or Tenant institutes any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, then the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses of such action including reasonable attorneys’ fees, incurred therein by the successful party.
XIX. ESTOPPEL CERTIFICATE
19.1 Estoppel Certificate. Tenant shall, within fifteen (15) days after Landlord’s request, execute and deliver to Landlord a written declaration, in form and substance similar to Exhibit “D”, plus such additional other information as Landlord may reasonably request. Landlord’s mortgage lenders and/or purchasers shall be entitled to rely upon such declaration.
19.2 Effect of Failure to Provide Estoppel Certificate. Tenant’s failure to furnish any estoppel certificate as required pursuant to Section 19.1 within fifteen (15) days after request therefor shall be deemed a default hereunder and moreover, it shall be conclusively presumed that: (a) this Lease is in full force and effect without modification in accordance with the terms set forth in the request; (b) that there are no unusual breaches or defaults on the part of Landlord; and (c) no more than one (1) month’s rent has been paid in advance.

XX. COMMON AREAS
20.1 Definition of Common Areas. “Common Areas” means all areas, space, equipment, and special services provided for the joint or common use and benefit of the tenants or occupants of the Building, the Improvements, and Property or portions thereof, and their employees, agents, servants, patients, customers, and other invitees (collectively referred to herein as “Occupants”) including, without limitation, parking, access roads, driveways, retaining walls, landscaped areas, serviceways, loading docks, pedestrian walks; courts, stairs, ramps, and sidewalks; common corridors, rooms and restrooms; air-conditioning, fan, janitorial, electrical, and telephone rooms or closets; and all other areas within the Building which are not specified for exclusive use or occupancy by Landlord or any tenant (whether or not they are leased or occupied).
20.2 License to Use Common Areas. The Common Areas shall be available for the common use of all Occupants and shall be used and occupied under a non-exclusive revocable license. If any such license shall be revoked, or if the amount of such areas shall be changed or diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent nor shall revocation or diminution of such areas be deemed constructive or actual eviction; provided, however, no such revocation shall materially adversely affect Tenant’s access to the Leased Premises, Tenant’s use of the Leased Premises or the visibility of the Leased Premises. All Common Areas shall be subject to the exclusive control and management of Landlord. Landlord shall have the right (a) to construct, maintain, and operate lighting and other facilities on all said areas and improvements; (b) to police the same; (c) to change the area, level, location, and arrangement of parking areas and other facilities; (d) to restrict (but not prohibit) parking by tenants, their officers, agents, and employees; (e) to close all or any portion of said areas or facilities to such extent as may be legally sufficient to prevent a dedication thereof or the accrual of any right to any person or the public therein; and (f) to close temporarily all or any portion of the parking areas or facilities to discourage non-occupant parking. Landlord shall operate and maintain the Common Areas in a manner similar to other buildings in the area, shall have full right and authority to employ and discharge all personnel with respect thereto, and shall have the right, through reasonable non-discriminatory rules, regulations, and/or restrictive covenants promulgated by it from time to time, to control the use and operation of the Common Areas in order that the same may occur in a proper and orderly fashion.
20.3 Parking. Subject to the terms of Section 1.1(d) hereof, automobiles of Tenant and all Occupants (as defined above) associated with Tenant shall be parked only within parking areas not otherwise reserved by Landlord. Landlord or its agents shall, without any liability to Tenant or its Occupants, have the right to cause to be removed any automobile that may be wrongfully parked in a prohibited or reserved parking area, and Tenant agrees to indemnify, defend, and hold Landlord harmless from and against any and all claims, losses, demands, damages and liabilities asserted or arising with respect to or in connection with any such removal of an automobile. Tenant shall from time to time, upon request of Landlord, supply Landlord with a list of license plate numbers of all automobiles owned by Tenant or its day-to-day Occupants.

XXI. SIGNS, AWNINGS, AND CANOPIES
Tenant shall not place or suffer to be placed or maintained on any exterior door, wall, or window of the Leased Premises, or elsewhere in or outside the Building, any sign, awning, marquee, decoration, lettering, attachment, or canopy, or advertising matter or other thing of any kind and will not place or maintain any decoration, lettering, or advertising matter on the glass of any window or door of the Leased Premises without first obtaining Landlord’s reasonable written approval. Tenant further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter, or other things, as may be approved, in good condition and repair at all times. Landlord may, at Tenant’s cost, and without liability to Tenant, enter the Leased Premises and remove any item erected in violation of this Section. Landlord may establish rules and regulations governing the size, type, and design of all signs, decorations, etc., and Tenant agrees to abide thereby.
Tenant shall have the right to install one building exterior crown sign in the middle of the north side of the Building. Landlord agrees to limit the size of any additional other-tenant signage on the north side of the Building to an area smaller than that of Tenant’s sign. Tenant shall have the right to an additional sign on the south side of the Building. The exact type, location and size of any exterior signage shall be determined and agreed upon in writing by both Tenant and Landlord prior to any installation of signage. Tenant shall be responsible for the cost, installation, maintenance and removal (upon the expiration of this Lease) of Tenant’s signage.
XXII. MISCELLANEOUS PROVISIONS
22.1 No Partnership. Nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent, or of partnership, or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.
22.2 Force Majeure. Landlord or Tenant shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond its control, including, without limitation, labor disputes, civil commotion, war, governmental regulations or controls, fire or other casualty, inability to obtain any material or service, or acts of God, or the acts or omissions of the other party hereto or their Related Parties; provided, nothing herein shall excuse Tenant from the payment of the Rent due under this Lease.

22.3 No Waiver. Failure of Landlord or Tenant to insist upon the strict performance of any provision or to exercise any option hereunder shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived unless such waiver be in writing signed by both parties hereto.
22.4 Notice. Any notice, demand, request, or other instrument which may be or is required to be given under this Lease shall be delivered in person or sent by United States certified or registered mail, postage prepaid and shall be addressed (a) if to Landlord, at the place specified for payment of rent, which is set forth below, and (b) if to Tenant, at the address set forth below. Either party may designate in writing another address for receipt of written notice.

Landlord:	Boyer South Salt Lake Associates, LTD
Attention: Spencer Summerhays
90 South 400 West, Suite 200
Salt Lake City, Utah 84101
(801) 521-4781

Tenant:	C Square Educational Enterprises, Inc., d/b/a Utah Career College
8089 Globe Drive
Woodbury, Minnesota 55125
Attention: Ken McCarthy and John Myhre
22.5 Captions; Attachments; Defined Terms:
(a) The captions to the Section of this Lease are for convenience of reference only and shall not be deemed relevant in resolving questions of construction or interpretation under this Lease.
(b) Exhibits referred to in this Lease, and any addendums and schedules attached to this Lease shall be deemed to be incorporated in this Lease as though part thereof.
22.6 Recording. Tenant may not record this Lease or a memorandum thereof without the written consent of Landlord, which consent shall not be unreasonably withheld. Landlord, at its option and at any time, may file this Lease for record with the Recorder of the County in which the Building is located.

22.7 Partial Invalidity. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.
22.8 Broker’s Commissions. Except for Coldwell Banker NRT, Tenant represents and warrants that there are no claims for brokerage commissions or finder’s fees in connection with this Lease and agrees to indemnify Landlord against and hold it harmless from all liabilities arising from such claims, including any attorneys’ fees connected therewith.
22.9 Tenant Defined; Use of Pronouns. The word “Tenant” shall be deemed and taken to mean each and every person or party executing this document as a Tenant herein. If there is more than one person or organization set forth on the signature line as Tenant, their liability hereunder shall be joint and several. If there is more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.
22.10 Provisions Binding, Etc. Except as otherwise expressly set forth herein including, specifically and without limitation, Section 9, all provisions herein shall be binding upon and shall inure to the benefit of the parties, their legal representative, heirs, successors, and assigns. Each provision to be performed by Tenant shall be construed to be both a covenant and a condition, and if there shall be more than one Tenant, they shall all be bound, jointly and severally, by such provisions. In the event of any sale or assignment (except for purposes of security or collateral) by Landlord of the Building, the Leased Premises, or this Lease, Landlord shall, from and after the Date when such sale or assignment occurs, be entirely relieved of all of its obligations hereunder. Nothing set forth herein shall require Landlord to obtain Tenant’s consent to any assignment, transfer or other encumbrance of any of Landlord’s interest in the Property, the Leased Premises, the Improvements or the Common Areas.
22.11 Entire Agreement, Etc. This Lease and the Exhibits, Riders, and/or Addenda, if any, attached hereto, constitute the entire agreement between the parties. Any guaranty attached hereto is an integral part of this Lease and constitutes consideration given to Landlord to enter in this Lease. Any prior conversations or writings are merged herein and extinguished. No subsequent amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed. Submission of this Lease for examination does not constitute an option for the Leased Premises and becomes effective as a lease only upon execution and delivery thereof by Landlord to Tenant. If any provision contained in the rider or addenda is inconsistent with a provision in the body of this Lease, the provision contained in said rider or addenda shall control. It is hereby agreed that this Lease contains no restrictive covenants or exclusives in favor of Tenant. The captions and Section numbers appearing herein are inserted only as a matter of convenience and are not intended to define, limit, construe, or describe the scope or intent of any Section or paragraph.

22.12 Governing Law. The interpretation of this Lease shall be governed by the laws of the State of Utah. Tenant hereby expressly and irrevocably agrees that Landlord may bring any action or claim to enforce the provisions of this Lease in the State of Utah, County of Salt Lake, and Tenant irrevocably consents to personal jurisdiction in the State of Utah for the purposes of any such action or claim. Tenant further irrevocably consents to service of process in accordance with the provisions of the laws of the State of Utah. Nothing herein shall be deemed to preclude or prevent Landlord from bringing any action or claim to enforce the provisions of this Lease in any other appropriate place or forum.
22.13 Recourse by Tenant. Anything in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of Landlord in the land, Buildings and Improvements thereto, and subject to prior rights of any mortgagee, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants, and conditions of this Lease to be observed and/or performed by Landlord, and no other assets of Landlord or any of its partners, shareholders, successors, or assigns shall be subject to levy, execution, or other procedures for the satisfaction of Tenant’s remedies.
22.14 Rules and Regulations. Tenant and the Tenants Related Parties shall faithfully observe and comply with all of the rules and regulations set forth on the attached Exhibit G, and Landlord may from time to time reasonably amend, modify or make additions to or deletions from such rules and regulations. Such amendments, modifications, additions and deletions shall be effective on notice to Tenant. On any breach of any of such rules and regulations, Landlord may exercise any or all of the remedies provided in this Lease on a default by Tenant under this Lease and may, in addition, exercise any remedies available at law or in equity including the right to enjoin any breach of such rules and regulations. Landlord shall not be responsible to Tenant for the failure of any other tenant or person to observe any such rules and regulations.
22.15 Tenant’s Representations and Warranties. Tenant represent and warrants to Landlord as follows:
(a) Tenant is duly organized and validly existing under the laws of the state of its formation and has full power and authority to enter into this Lease, without the consent, joinder or approval of any other person or entity, including, without limitation, any mortgagee(s). This Lease has been validly executed and delivered by Tenant and constitutes the legal, valid and binding obligations of Tenant, enforceable against Tenant in accordance with its terms.

(b) Tenant is not a party to any agreement or litigation which could adversely affect the ability of Tenant to perform its obligations under this Lease or which would constitute a default on the part of Tenant under this Lease, or otherwise materially adversely affect Landlord’s rights or entitlements under this Lease.
22.15 No Construction Against Preparer. This Lease has been prepared by Landlord and its professional advisors and reviewed by Tenant and its professional advisors. Landlord, Tenant and their separate advisors believe that this Lease is the product of their joint efforts, that it expresses their agreement, and that it should not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of their efforts in its preparation.
22.16 Number and Gender. The terms “Landlord” and “Tenant,” wherever used herein, shall be applicable to one or more persons or entities, as the case may be, and the singular shall include the plural and the neuter shall include the masculine and feminine and, if there be more than one person or entity with respect to either party, the obligations hereof of such party shall be joint and several.
22.17 Counterparts. This Lease may be executed and delivered in counterparts for the convenience of the parties, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement.
22.18 Waiver of Trial by Jury. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other, upon any matters whatsoever arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Leased Premises, and/or any claim of injury or damage.
22.19 Merger. If both Landlord’s and Tenant’s estates in the Leased Premises have both become vested in the same owner, this Lease shall nevertheless not be terminated by application of a doctrine of merger unless agreed in writing by Landlord, Tenant and any holder of a Mortgage.
22.20 Right of First Offer to Purchase.
(a) Proposal to Sell. If Landlord proposes to sell the Property to a third party which is not an affiliate of Landlord, and so long as (i) no default exists under this Lease, and (ii) this Lease is in full force and effect, Landlord shall first notify Tenant in writing of Landlord’s desire to sell the Property (the “Written Notice of Sale”).

(b) Exercise of Right of First Offer. Unless the proposed conveyance is to an affiliate of Landlord, Tenant shall have the right (the “Tenant’s Right of First Offer”) for a period of fifteen (15) days from and after Tenant’s receipt of the Written Notice of Sale to submit within such fifteen (15) day period a written offer to Landlord upon which Tenant would be willing to purchase the Property (“Tenant’s Offer”). If Tenant exercises Tenant’s Right of First Offer, Landlord may accept or reject Tenant’s Offer, as determined by Landlord in its sole discretion. If Landlord accepts Tenant’s Offer, Landlord and Tenant shall, within ten business days after Landlord accept Tenant’s Offer, enter into a purchase contract on the terms set forth in Tenant’s Offer (and such other terms as are acceptable to Landlord and Tenant) and proceed to consummate the purchase of the Property in accordance with the terms and conditions set forth in such purchase contract. Failure of Tenant to so elect to exercise Tenant’s Right of First Offer within such fifteen (15) day period by giving such written notice to Landlord shall be deemed to be an election by Tenant to not exercise Tenant’s Right of First Offer.
(c) Failure to Exercise Tenant’s Right of First Offer. If Tenant elects, or is deemed to have elected, not to exercise Tenant’s Right of First Offer, or if Landlord rejects Tenant’s Offer, Landlord may sell and convey the Property on such terms and conditions as Landlord shall determine in its sole discretion which in the aggregate are not materially more favorable to the new tenant. The burden of proving the transaction is materially more favorable is upon Tenant. If Tenant elects, or is deemed to have elected, not to exercise Tenant’s Right of First Offer, or if Landlord rejects Tenant’s Offer, and Landlord transfers the Property to a third party, Tenant’s Right of First Offer shall be terminated.
(d) Limitations on Tenant’s Right of First Offer. Tenant’s Right of First Offer shall be subject and subordinate to any Mortgage encumbering the Property, and shall not be exercisable with respect to a foreclosure or trustee’s sale or deed in lieu thereof with respect to such Mortgage. Tenant shall execute any document for the sole purpose of confirming the provisions of this Section required by a Mortgagee.
(e) Non Assignable. Notwithstanding anything contained herein to the contrary, the right to exercise the Tenant’s Right of First Offer is personal to the tenant named herein and any permitted assignee of this Lease and shall terminate upon any other assignment of this Lease to any party; provided after properly and timely exercising Tenant’s Right of First Offer, Tenant may assign the right to an affiliate that is under common control with Tenant.
22.21 Right of First Offer to Lease.
(a) Proposal to Lease. If Landlord proposes to lease any space within the Building to a third party (other than leases of space pursuant to expansion rights, rights of first refusal or rights of first offer granted to tenants in the Building as of the date of this Lease), and so long as (i) no default exists under this Lease, and (ii) this Lease is in full force and effect, Landlord shall first notify Tenant in writing of Landlord’s desire to lease such space in the Building (the “Written Notice of Lease”).

(b) Exercise of Right of First Offer to Lease. Unless the proposed lease is a lease of space pursuant to expansion rights, rights of first refusal or rights of first offer granted to tenants in the Building as of the date of this Lease, Tenant shall have the right (the “Tenant’s Right of First Offer to Lease”) for a period of ten (10) days from and after Tenant’s receipt of the Written Notice of Lease to submit within such ten (10) day period a written offer to Landlord upon which Tenant would be willing to lease such space in the Building (“Tenant’s Lease Offer”). If Tenant exercises Tenant’s Right of First Offer to Lease, Landlord may accept or reject Tenant’s Lease Offer, as determined by Landlord in its sole discretion. If Landlord accepts Tenant’s Lease Offer, Landlord and Tenant shall, within ten (10) business days after Landlord accepts Tenant’s Lease Offer, enter into a new lease on substantially the same terms as this Lease (as modified by applicable provisions in the Tenant’s Lease Offer), or an amendment to this Lease, incorporating the terms set forth in Tenant’s Lease Offer (and such other terms as are acceptable to Landlord and Tenant). Failure of Tenant to so elect to exercise Tenant’s Right of First Offer to Lease within such ten (10) day period by giving such written notice to Landlord shall be deemed to be an election by Tenant to not exercise Tenant’s Right of First Offer to Lease.
(c) Failure to Exercise Tenant’s Right of First Offer to Lease. If Tenant elects, or is deemed to have elected, not to exercise Tenant’s Right of First Offer to Lease, or if Landlord rejects Tenant’s Lease Offer, Landlord may lease such space in the Building on such terms and conditions as Landlord shall determine in its sole discretion which in the aggregate are not materially more favorable to the new tenant. The burden of proving the transaction is materially more favorable is upon Tenant.
(d) Limitations on Tenant’s Right of First Offer to Lease. Tenant’s Right of First Offer to Lease shall be subject and subordinate to any Mortgage encumbering the Property. Tenant shall execute any document for the sole purpose of confirming the provisions of this Section required by a Mortgagee.
(e) Non Assignable. Notwithstanding anything contained herein to the contrary, the right to exercise the Tenant’s Right of First Offer to Lease is personal to the tenant named herein and shall terminate upon any assignment of this Lease to any party.
[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the date first set forth above.

LANDLORD:	BOYER SOUTH SALT LAKE ASSOCIATES, LTD., A UTAH LIMITED PARTNERSHIP
	By:	The Boyer Company, L.C., a Utah limited
liability company

	By:	/s/ Devon M. Glenn
		Name:	Devon M. Glenn
		Title:	Manager

TENANT:	C SQUARE EDUCATIONAL ENTERPRISES, INC., a Utah corporation, D/B/A UTAH CAREER COLLEGE
	By:	/s/ Kenneth J. McCarthy
		Name:	Kenneth J. McCarthy
Its: CFO

EXHIBIT “A”
LEGAL DESCRIPTION OF PROPERTY
[INSERT DESCRIPTION]
Boyer — Master Lease Form

A-1

EXHIBIT “B”
PLANS OF LEASED PREMISES
EXHIBIT “B” TO BE PROVIDED FOLLOWING COMPLETION OF
ARCHITECTURAL CONCEPTUAL DRAWINGS.
Boyer — Master Lease Form

B-1

EXHIBIT “C”
WORK LETTER
CONSTRUCTION AND/OR FINISHING OF
IMPROVEMENTS TO LEASED PREMISES
In accordance with the provisions of the body of the Lease to which this Exhibit “C” is attached, the improvements to the Leased Premises shall be constructed and/or finished (as the case may be) in the manner described, and upon all of the terms and conditions contained in the following portion of this Exhibit “C”. The obligations to construct the Leased Premises in this Exhibit “C” shall meet or exceed the minimum Building standard finishes described in Exhibit “F”.
I.	GENERAL DESCRIPTION OF WORK:
A. LANDLORD’S CONSTRUCTION OBLIGATION: “Landlord’s Construction Obligation” respecting improvements to the Leased Premises shall consist of the following described items or elements of work (where more than one type of material, structure, or method is indicated, Landlord shall have the option of selecting or employing any thereof):
1. STRUCTURAL:
(a) Frame: The building shall be of steel or concrete frame, reinforced concrete, or bearing wall construction designed in accordance with the applicable building code.
(b) Exterior Walls: Insulated exterior walls of the building shall be of masonry, concrete, or such other material(s) as may be selected by Landlord’s architect.
(c) Floor: Floor shall be of concrete slab.
2. BASE BUILDING: Landlord shall provide Tenant the following as part of the base building shell and parking: landscaping, site identification, toilets, stairwells, elevators, mechanical rooms, and janitorial closets on Leased Premises floors.
3. UTILITIES:
(a) Water and Sewer: Water and sewer service shall be furnished to the toilet rooms on the floors of the Leased Premises.

(b) Electricity: Electrical service shall be provided to a main distribution panel in an electrical room on each floor of the Building.
(c) Fiber Optics. On the date hereof, Qwest fiber has provided fiber optic wiring to the main building common phone and data room.
4. HEATING, AIR CONDITIONING, AND SPRINKLERS:
(a) Air Conditioning and Heating: HVAC trunk lines shall be provided to the floor area. No distribution or controls shall be provided by Landlord.
(b) Sprinklers: Automatic sprinkler system, if and to the extent required by the applicable code, shall be installed in the Building.
5. LEASED PREMISES BUILD OUT. Except as set forth in paragraph I.B. below, Landlord shall complete, or caused to be completed, the build out of the Leased Premises in accordance with Tenant’s Plans (the “Build Out Work”) at Tenant’s costs and expense (subject to reimbursement as provided in Section 3.2 of the Lease and Section III D below).
B. TENANT’S CONSTRUCTION OBLIGATION: The work to be performed by Landlord in satisfying its obligations respecting construction improvements to the Leased Premises shall be limited to that described in the foregoing Section. All other items or elements of work shall be provided by Tenant at Tenant’s expense subject to Section III.D below. Such other work shall constitute “Tenant’s Construction Obligations”. In addition, Landlord shall not be required to construct the following items all of which shall be included in Tenant’s Construction Obligations.
1. Telephone: All arrangements for telephone service and all telephone wires in the Leased Premises.
2. Alarm System: Any alarm systems or other protective devices including by not limited to fire and security systems. Any alarm systems to be installed shall be compatible with all other Building systems.
3. Furniture, Fixtures and Equipment: All furniture, fixtures and equipment.
4. Wiring: Any wiring required for Tenant’s machinery or equipment, including any computer equipment and any wiring from the main building data room to the Leased Premises.

II.	PLANS
A. INTENTIONALLY DELETED.
B. TENANT’S PLANS: Tenant shall prepare complete plans and specifications (hereinafter referred to as “Tenant’s Plans”) detailing the item and elements comprising the Build Out Work. Landlord agrees to cooperate with Tenant in preparing Tenant’s Plans. Tenant shall be responsible for engaging the architect to assist Tenant in preparing Tenant’s Plans. Tenant shall then proceed promptly to prepare Tenant’s Plans and shall submit the Tenant’s Plans to Landlord for written approval (not to be unreasonably withheld). Any costs incurred by Tenant in preparing Tenant’s Plans shall be subject to reimbursements as provided in Section III.D of this Exhibit “C”. Tenant shall submit Tenant’s Plans to Landlord 100% complete by November 20, 2009 and 100% complete and fully approved and permitted by applicable governmental authorities by December 7, 2009. The approval by Landlord of Tenant’s Plans for work to be performed on the Leased Premises, whether by Landlord or Tenant, shall in no way create any responsibility or liability on the part of Landlord for their completeness, design sufficiency or compliance with any and all laws, rules and regulations of federal, state, county and municipal agencies or authorities. Any objections by Landlord and the reason therefore shall be given to Tenant’s Plans as proposed.
III.	CONSTRUCTION
A. COMPLETION BY LANDLORD:
1. All of the items or elements of work entering into Landlord’s Construction Obligations shall be furnished, constructed, and installed substantially in accordance with those portions of Tenant’s Plans applicable thereto. Tenant agrees that by entering into possession of the Leased Premises pursuant to the following Section B, Tenant will have thereby accepted all of the construction work performed by Landlord and will have thereby accepted the Leased Premises in their then condition and hereby waives any claim against Landlord thereafter arising out of the condition of improvements to the Leased Premises, the Building, the Common Areas, or the Improvements. Landlord shall not be liable for any latent, patent, or observable defects in such improvements after such acceptance by Tenant. Tenant acknowledges that Landlord is not a contractor and is not providing any warranties to Tenant for the construction of the Leased Premises. However, Landlord agrees to obtain customary warranties from the general contractor performing such work and agrees to enforce such warranties on behalf of Tenant should a claim of such warranty arrive.

2. Prior to entering into a contract to perform the Build Out Work, Landlord shall deliver to Tenant a list of at least three (3) general contractors that Landlord has selected to perform the Build-Out Work for Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. In the event Tenant fails to disapprove of a general contractor within ten (10) days following Tenant’s receipt of such list of general contractors, Tenant shall be deemed to have approved of all of such general contractors. Within ten (10) days following Tenant’s receipt of such list of general contractors, Tenant shall have the right to suggest any additional contractors to Landlord to perform the Build Out Work. Any contractors submitted by Tenant shall be subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed. Upon Tenant approving, or being deemed to have approved, such general contractors, Landlord shall request that each of the approved general contractors (if more than one), including any contractor suggested by Tenant and approved by Landlord, submit bids for the performance of the Build Out Work. Landlord shall award the construction contract to the general contractor with the lowest bid. During the construction of the Build Out Work, Tenant shall have the right, upon giving Landlord 24 hours prior notice, to make site visits to review the Build Out Work, provided any such entry by Tenant shall by at Tenant’s risk. Tenant shall protect, defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of the activities of Tenant or its agents, contractors, suppliers or workmen in the Leased Premises or the Building, unless caused by the gross negligence or willful misconduct of Landlord or Landlord’s representatives
B. CONSTRUCTION BY TENANT:
1. Following the date Landlord completes Landlord’s Construction Obligations, Tenant shall promptly commence and thereafter shall diligently pursue to completion all of the matters entering into Tenant’s Construction Obligations and such matters shall be performed or accomplished in accordance with the applicable law, in a good and workmanlike manner, by contractors approved in writing by Landlord, and in such manner as to maintain harmonious and suitable labor relations and working conditions. Tenant shall timely obtain all licenses or permits required for the work performed by Tenant and Tenant shall obtain all permits and licenses required for the Build Out Work.
2. Tenant and its agents shall be have a license to enter the Leased Premises thirty (30) days prior to the Commencement Date to prepare the Leased Premises for Tenant’s use and occupancy. Any entry shall be subject to the satisfaction of the following ongoing conditions by Tenant: (a) working in harmony with Landlord and Landlord’s agents, contractors, workmen, mechanics and suppliers and with other tenants and occupants of the Building; (b) obtaining in advance Landlord’s approval of the contractors proposed to be used by Tenant, if any; (c) providing, in advance of any work, security satisfactory to Landlord for the completion thereof; (c) providing, upon completion of work and/or payment for work, the contractor’s affidavit for the proposed work and the waivers of lien from the contractor and all subcontractors and suppliers of material; and (e) furnishing Landlord with such insurance or bond as Landlord may require against liabilities that may arise out of such entry. If Tenant is not in compliance with the foregoing, Landlord shall have the right to withdraw such license for any reason upon twenty-four (24) hours written notice to Tenant. Landlord shall not be liable in any way for any injury, loss or damage that may occur to any of Tenant’s property or installations in the Leased Premises prior to the Commencement Date, unless caused entirely by the gross negligence or willful misconduct of Landlord or Landlord’s representatives. Tenant shall protect, defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of the activities of Tenant or its agents, contractors, suppliers or workmen in the Leased Premises or the Building, unless caused by the gross negligence or willful misconduct of Landlord or Landlord’s representatives. Any entry and occupation permitted under this Paragraph shall be governed by the terms of the foregoing license to enter.

C. INTERRELATIONSHIP OF WORK: In performing the Tenant’s Construction Obligations, Tenant shall comply with all directions of Landlord or Landlord’s contractor so as to coordinate its construction activities with those being pursued by others (whether on the Leased Premises or elsewhere in the Building, and whether by Landlord or by other tenants). Any improvements or items of equipment installed by Tenant which are to be visible from outside of the Leased Premises shall be finish painted by Tenant in accordance with Landlord’s standard paint schedule. All work performed by Tenant shall leave Landlord’s structure as strong or stronger than original design and with finishes unimpaired. Any roofing or flashing work accomplished by Tenant shall conform to original work and shall be performed at Tenant’s expense by Landlord’s roofing subcontractor who installed the original roof. Either party hereto may examine and inspect the work of the other at any reasonable time and shall promptly give notice of any observed defects.
1. ROOF PENETRATIONS: Tenant agrees that neither it nor its contractors or employees will, during the construction of the Leased Premises or at any time during the term of this Lease, make or cause to be made in the roof of the Leased Premises any penetration whatsoever without first obtaining the prior written approval from Landlord. Tenant acknowledges that Landlord may require Tenant to use Landlord’s designated roofing contractor to perform or supervise any roof cuts or penetrations to which Landlord may agree or give its consent.
In the event Tenant fails to observe this condition, Landlord may hire a roofing contractor of its choice to inspect any penetrations in the roofing material over the Leased Premises and to perform any needed modifications or corrections to the roof surface or its components in order to preserve the integrity of the roof structure. Landlord may bill Tenant for the expenses of any such roof inspection and/or repairs, plus a 20% overhead fee for such work. Tenant agrees to pay for said inspection and/or repairs immediately upon presentation of said invoice.
2. HEATING/VENTILATING/AIR CONDITIONING DISTRIBUTION AND CONTROL WORK: In order to insure that the rooftop mechanical equipment, originally provided by Landlord, will work efficiently and effectively to provide the specified heating, ventilating and/or cooling to the Leased Premises, Tenant agrees and covenants that prior to its installation of any duct work, distribution equipment, controls or other related components of the mechanical system, it will first obtain from Landlord or from Landlord’s designated mechanical contractor, written approval of its plans for same.

D. PAYMENT: Landlord shall furnish, construct, and complete all of the matters entering into Landlord’s Construction Obligation at its own cost and expense, except that Landlord’s completion of the Build Out Work shall be completed at Tenant’s cost and expense (subject to reimbursement of the Tenant Finish Allowance as provided below). Tenant shall furnish, construct and complete all of the matters comprising Tenant’s Construction Obligations at its own cost and expense. All fees of Tenant’s architect or engineer shall be paid by Tenant (but which amounts are subject to reimbursement from the Tenant Finish Allowance). All government, municipal, and/or city fees shall be paid by Tenant (but which amounts are subject to reimbursement from the Tenant Finish Allowance). The Tenant Finish Allowance shall be provided in accordance with the following conditions:
1. Tenant shall be entitled to receive the Tenant Finish Allowance on a “work in progress basis”. Landlord shall release the Available Tenant Finish Allowance (as defined below) to Tenant or for payment to the contractor performing the Building Out Work, upon satisfaction of the following conditions, as determined by Landlord in its sole discretion:
(a) No default or event which with the giving of notice or passage of time or both would constitute a default under the Lease shall exist;
(b) Tenant shall deliver to Landlord a certificate from the architect and contractor certifying (a) the percentage of the Tenant’s Construction Obligations and the Build Out Work which has then been completed to date (the “Completion Percentage”), (b) an estimate of the amount of all costs and expenses required to complete the Tenant’s Construction Obligations and the Build Out Work (the “Remaining Costs”), and (c) the identification of suppliers, materialmen, contractors and subcontractors which have performed the Tenant’s Construction Obligations or have supplied materials in connection with the Tenant’s Construction Obligations to date;
(c) Tenant shall deliver to Landlord (i) conditional lien waiver’s (conditioned only on payment) from all suppliers, materialmen, contractors and subcontractors which have performed the Tenant’s Construction Obligations or have supplied materials in connection with the Tenant’s Construction Obligations and (ii) unconditional lien waivers from all suppliers, materialmen, contractors and subcontractors which have performed the Tenant’s Construction Obligations or have supplied materials in connection with the Tenant’s Construction Obligations and for which Tenant has previously submitted a conditional lien waiver pursuant to clause (i) above in connection with a previous draw on the Available Tenant Improvement Allowance;
(d) No event of force majeure or other event or condition shall exist which permits or requires Tenant or any contractor, subcontractor, materialmen or supplier to cancel, suspend or terminate its performance of the Tenant’s Construction Obligations or the Build Out Work;

(e) Tenant shall deliver a certification to Landlord that (a) all mechanics liens have been (and upon payment of amounts from Available Tenant Improvement Allowance, will be) released and discharged (b) all contracts entered into in connection with the Tenant’s Construction Obligations are in full force and effect and have not been modified, and (c) Tenant has sufficient funds to pay for all of the Remaining Costs (less any unpaid Tenant Finish Allowance);
(f) Prior to commencing the construction of the Tenant’s Construction Obligations, Tenant shall have delivered to Landlord all contracts entered into in connection with the performance of the Tenant’s Construction Obligations; and
(g) Tenant shall deliver to Landlord all invoices for which Tenant is requesting payment and such invoices shall be issued under the contracts provided to Landlord pursuant to paragraph 6 above.
For purposes hereof, the Available Tenant Finish Allowance shall mean the sum of (a) the Tenant Finish Allowance multiplied by the Completion Percentage, less (b) any portion of the Tenant Finish Allowance previously paid to Tenant pursuant to the provisions hereof, less, (c) a retainage of five percent (5%) of the amounts payable to Tenant pursuant to the foregoing provisions (the “Retainage”). All expenses arising by reason of Tenant’s Construction Obligations and the Build Out Work in excess of this aggregate amount of the Tenant Finish Allowance shall be borne exclusively by the Tenant. In no event shall personal property be included as part of the Tenant Finish Allowance.
The Retainage shall be paid in full to Tenant upon satisfaction of the following conditions:
(w) All items of work specifically listed or implied under Tenant’s Construction Obligations and the Build Out Work a shall be certified complete by Tenant and Tenant’s Architect;
(x) All final invoices with the necessary certification shall be forwarded to the Landlord for consideration and payment;
(y) If such work is found to be complete as certified, Landlord shall remit to Tenant a total amount due within thirty (30) days.
(z) Landlord shall not be obligated to remit any payment prior to its receipt of the following documents: (i) a Certificate of Occupancy from the municipality involved, (ii) a signed copy of Exhibit “D” and Exhibit “E” of this Lease or an equivalent document provided by Landlord and as required by lender, (iii) a copy of insurance certificates evidencing the insurance required to be maintained by Tenant pursuant to Section 10 of this Lease, and (iv) all copies of necessary lien waivers involved with any general or subcontractors involved with Tenant’s Construction Obligations and the Build Out Work.

Notwithstanding the foregoing to the contrary, since Landlord shall be engaging a contractor to perform the Build Out Work, Landlord may elect to advance the remaining Tenant Finish Allowance directly to such contractor, provided if any such advance exceeds the Available Tenant Finish Allowance, Tenant shall, upon demand, pay to Landlord any amounts advance by Landlord in excess of the Available Tenant Finish Allowance.
2. In the event Tenant has not elected to receive the Tenant Finish Allowance pursuant to Paragraph 1 above, the Tenant Finish Allowance shall be distributed upon satisfaction of the following conditions, as determined by Landlord in it sole discretion:
(a) All items of work specifically listed or implied under Tenant’s Construction Obligations and the Build Out Work shall be certified complete by Tenant;
(b) All final invoices with the necessary certification shall be forwarded to the Landlord for consideration and payment;
(c) If such work is found to be complete as certified, Landlord shall remit to Tenant, a total amount due within thirty (30) days.
(d) Landlord shall not be obligated to remit any payment prior to its receipt of the following documents: (i) a Certificate of Occupancy from the municipality involved, (ii) a signed copy of Exhibit “D” and Exhibit “E” of this Lease or an equivalent document provided by Landlord and as required by lender, (iii) a copy of insurance certificates evidencing the insurance required to be maintained by Tenant pursuant to Section 10 of this Lease, and (iv) all copies of necessary lien waivers involved with any general or subcontractors involved with Tenant’s Construction Obligations and the Build Out Work.
(e) No default or event which with the giving of notice or passage of time or both would constitute a default under the Lease shall exist.
3. Notwithstanding the foregoing to the contrary, all expenses arising by reason of Tenant’s Construction Obligations and the Build Out Work in excess of the Tenant Finish Allowance shall be borne exclusively by Tenant. No personal property shall be included as part of the Tenant Finish Allowance. Landlord shall not be required to pay any portion of the Tenant Finish Allowance to Tenant if Tenant fails to make a request for a reimbursement within ninety (90) days of the date completion of the improvements for which such Tenant Finish Allowance is designated. Any unpaid portion of the Tenant Finish Allowance shall be credited against the Basic Annual Rent payments due under the Lease in an amount not to exceed $25,000 per month until the entire Tenant Finish Allowance has been paid or credited as provided in this Section C.

EXHIBIT “D”
ACKNOWLEDGMENT OF COMMENCEMENT DATE
AND TENANT ESTOPPEL CERTIFICATE

TO:	DATE:
RE:

Gentlemen:
The undersigned, as Tenant, has been advised that the Lease has been or will be assigned to you as a result of your financing of the above-referenced property, and as an inducement therefor hereby confirms the following:
1.	That it has accepted possession and is in full occupancy of the Leased Premises, that the Lease is in full force and effect, that Tenant has received no notice of any default of any of its obligations under the Lease, and that the Lease Commencement Date is .
2.	That the improvements and space required to be furnished according to the Lease have been completed and paid for in all respects, and that to the best of its knowledge, Landlord has fulfilled all of its duties under the terms, covenants and obligations of the Lease and is not currently in default thereunder.
3.	That the Lease has not been modified, altered, or amended, and represents the entire agreement of the parties, except as follows:

4.	That there are no offsets, counterclaims or credits against rentals, nor have rentals been prepaid or forgiven, except as provided by the terms of the Lease.
Boyer — Master Lease Form

D-1

5.	That said rental payments commenced or will commence to accrue on , and the Lease term expires . The amount of the security deposit and all other deposits paid to Landlord is $ .
6.	That Tenant has no actual notice of a prior assignment, hypothecation or pledge of rents of the Lease, except: .
7.	That this letter shall inure to your benefit and to the benefit of your successors and assigns, and shall be binding upon Tenant and Tenant’s heirs, personal representatives, successors and assigns. This letter shall not be deemed to alter or modify any of the terms, covenants or obligations of the Lease.
The above statements are made with the understanding that you will rely on them in connection with the purchase of the above-referenced property.
Very truly yours,

Date of Signature:	By:

D-2

EXHIBIT “E”
FIRST AMENDMENT TO LEASE AGREEMENT
This First Amendment to Lease Agreement (this “Amendment”) is made and entered into as of this [_____] day of [_____], 200[_____], by and between [LANDLORD NAME], (the “Landlord”), and [TENANT NAME] (the “Tenant”).
RECITALS
WHERAS, on [_____], Landlord and Tenant entered into that certain Lease Agreement (the “Lease”) pursuant to which Landlord agreed to lease to Tenant, and Tenant agreed to lease from Tenant, the Leased Premises (as defined in the Lease). Capitalized terms used but not defined herein shall have their respective meanings set forth in the Lease.
WHEREAS, in accordance with Section 2.4 of the Lease, Landlord and Tenant agreed to enter into this Amendment.
NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agrees as follows:
AGREEMENT
1. Amendment to Section 1.1(a). Section 1.1(a) of the Lease is hereby deleted in its entirety and replaced with the following:
“(a) That certain floor area containing approximately [Square Feet] gross rentable square feet (the “Leased Premises”) on the [Floor #] floor of the office building (the “Building”) located at approximately [Address] on the real property more particularly described on Exhibit “A” attached hereto and by this reference incorporated herein (the “Property”). The Leased Premises consists of that certain area crosshatched on the floor plan shown on Exhibit “B” which is attached hereto and by this reference incorporated herein. At any time and from time to time during the term of the Lease, Landlord shall have the right to re-measure and re-determine the gross rentable square feet of the Leased Premises and the Building in accordance with commercially reasonable procedures. If the re-measured and re-determined rentable area of the Leased Premises is different than above stated, Landlord shall provide Tenant written notice of the change in square footage (the “Measurement Notice”). The re-measured and re-determined rentable square feet shall then become the gross rentable square feet of the Leased Premises, effective as of the date of the Measurement Notice, in which case Basic Annual Rent (as defined in Section 3.1 below), Additional Rent (as defined in Section 4.1 below) and any Tenant Finish Allowanced (as defined in Section 2.3 below) shall be proportionately adjusted;”
Boyer — Master Lease Form

2. Amendment to Section 2.2. Section 2.2 of the Lease is hereby deleted in its entirety and replaced with the following:
“2.2 Commencement Date. The term of this Lease and Tenant’s obligation to pay rent hereunder shall commence on [                    ] (the “Commencement Date”).
3. Any and all other terms and provisions of the Lease are hereby amended and modified wherever necessary, and even though not specifically addressed herein, so as to conform to the amendments set forth in the preceding paragraph. Except as expressly modified and amended hereby, all other terms and conditions of the Lease shall continue in full force and effect.
4. This Amendment contains the entire understanding of Tenant and Landlord and supersedes all prior oral or written understandings relating to the subject matter set forth herein.
5. This Amendment may be executed in counterparts each of which shall be deemed an original. An executed counterpart of this Amendment transmitted by facsimile shall be equally as effective as a manually executed counterpart.
6. This Amendment shall inure for the benefit of and shall be binding on each of the parties hereto and their respective successors and/or assigns.
7. Each individual executing this Amendment does thereby represent and warrant to each other person so signing (and to each other entity for which such other person may be signing) that he or she has been duly authorized to deliver this Amendment in the capacity and for the entity set forth where she or he signs.
[SIGNATURE PAGE FOLLOWS]
Boyer — Master Lease Form

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Amendment as of the date first set forth above.
TENANT:
[Insert Tenant’s signature block]
LANDLORD:
[Insert Landlord’s signature block]
Boyer — Master Lease Form

EXHIBIT “F”
BUILDING STANDARD FINISHES
A.	FLOORCOVERINGS:
1.	30 ounce face-weight carpet cut-pile, color to be selected by Tenant.

2.	Designated areas to receive vinyl composite tile made by Ken Tile, Avanti type, rubber base on all walls.
B.	WALLS: All interior walls shall be sheetrock 5/8” on metal studs, taped and ready for paint.
C.	DOORS/HARDWARE/GLASS: Doors shall be twenty-minute rated, solid core, oak veneer faced, 7’ in height, 3’ in width.
Hardware shall be a one-hour rated assembly to include a closure and lock set on the hallway doors. All other doors to receive passage hardware, building standard. Exterior doors shall have heavy duty hardware.
Door frames to be 2” face hollow metal frames; frames must comply with U.B.C. requirements for fire rating.
All interior glass shall be wired, clear. Glass put in by Tenant shall conform to U.B.C. and C.P.S.C. requirements.
D.	LEVELORS: All exterior windows to receive Levelor, Riviera window blinds, building standard color.
E.	PAINT: All sheetrock interior walls and core walls to receive one coat prime, two coats Ameritone; color to be selected by Tenant.
F.	PLUMBING/CABINETRY: Laminate base cabinet only with shelving; laminate color to be selected by Tenant.
Boyer — Master Lease Form

F-1

G.	ELECTRICAL:
1.	2X4 four-tube, recessed, florescent light fixtures with parabolic lens to produce a lighting level of not less than 75 foot candles lighting at desk level.

2.	One telephone outlet per 200 square feet of usable space.

3.	One duplex outlet per 75 square feet of usable space.

4.	One light switch per 200 square feet of usable space.
H.	HVAC: Landlord shall provide heating, ventilation and air conditioning on a year-round basis throughout the premises and common areas. The equipment shall maintain a uniform indoor temperature of 75 degrees F.D.B. in summer and 72 degrees F.D.B. in the winter. Temperature control shall be automatic and shall maintain temperature set point plus/minus 2 degrees F. AT-Stat control system with no more than l,000 square foot exterior zones and 3,000 square foot interior zones.
All systems shall conform to local and national codes. HVAC design and systems selected shall be submitted for review and approval by Tenant. Approval by Tenant does not release Landlord from his strict responsibility to ensure furnishing design conditions as stated herein.
I.	CEILING TILE: 2x2 Acoustical tile 5/8” fissured tile.
Boyer — Master Lease Form

F-2

EXHIBIT “G”
RULES AND REGULATIONS
The rules and regulations set forth in this Exhibit are a part of the foregoing Lease. Whenever the term “Tenant” is used in these rules and regulations, such term shall be deemed to include Tenant and the Tenant Related Parties. The following rules and regulations may from time to time be modified by Landlord in the manner set forth in the Lease. These rules are in addition to those set forth in any restrictions of record and Tenant shall be subject to all such rules and regulations set forth in such restrictions of record. The terms capitalized in this Exhibit shall have the same meaning as set forth in the Lease.
1. Tenant shall not place or suffer to be placed on any exterior door, wall or window of the Leased Premises, on any part of the inside of the Leased Premises which is visible from outside of the Leased Premises or elsewhere on the Property, any sign, decoration, lettering, attachment, advertising matter or other thing of any kind, without first obtaining Landlord’s written approval. Landlord may establish rules and regulations governing the size, type and design of all such items and Tenant shall abide by such rules and regulations. All approved signs or letterings on doors shall be printed, painted and affixed at the sole cost of Tenant by a person approved by Landlord, and shall comply with the requirements of the governmental authorities having jurisdiction over the Property. At Tenant’s sole cost, Tenant shall maintain all permitted signs and shall, on the expiration of the Term or sooner termination of this Lease, remove all such permitted signs and repair any damage caused by such removal. Landlord may establish rules and regulations governing the size, type and design of all such items and Tenant shall abide by such rules and regulations, as well as the existing rules and regulations set forth in the Master Declaration.
2. Tenant shall have the right to non-exclusive use in common with Landlord, other tenants and their occupants of the parking areas, driveways, sidewalks and access points of the Property, subject to reasonable rules and regulations prescribed from time to time by Landlord. Landlord shall have the right, but not the obligation, to designate parking areas for Tenant.
3. Tenant shall not obstruct the sidewalks or use the sidewalks in any way other than as a means of pedestrian passage to and from the offices of Tenant. Tenant shall not obstruct the driveways, parking areas or access to and from the Property or individual tenant parking spaces. Any vehicle so obstructing and belonging to Tenant may be towed by Landlord, at Tenant’s sole cost and expense.
4. Tenant shall not bring into, or store, test or use any materials in, the Building which could cause fire or an explosion, fumes, vapor or odor unless explicitly authorized by the terms of the Lease.
5. Tenant shall not do, or permit anything to be done in or about the Leased Premises, or keep or bring anything into the Leased Premises, which will in any way increase the rate of insurance cost for the Property. Unless explicitly provided for in the Lease, Tenant shall not bring, use, store, generate, dispose or allow combustible, flammable or hazardous materials on the Property or the Leased Premises.
Boyer — Master Lease Form

6. Tenant shall immediately pay for any damage caused during moving of Tenant’s property in or out of the Leased Premises.
7. No repair or maintenance of vehicles, either corporate or private, shall be performed on or about the Property.
8. Tenant shall not leave vehicles parked overnight on the Property unless (a) explicitly authorized by the terms of the Lease, or (b) such vehicles are being used by persons working overnight in the Leased Premises.
9. No outside storage of company or personal property, vehicles or boats in or about the Leased Premises is permitted. This includes, without limitation, transportation and storage items such as automobiles, trucks, trailers, boats, pallets, debris, trash or litter.
10. No additional lock or locks shall be placed by Tenant on any door in the Building, without prior written consent of Landlord. Tenant shall not change any locks. All keys to doors shall be returned to Landlord at the termination of the tenancy, and in the event of loss of keys furnished, Tenant shall pay Landlord the cost of replacement.
11. The Leased Premises shall not be used for lodging or sleeping purposes. No immoral or unlawful purpose is allowed on the Property or in or about the Leased Premises. Vending machines for the use of Tenant’s employees only are permitted. Electronic games and similar devices are prohibited.
12. Landlord shall have the right to control and operate the common areas of the Property, as well as the facilities and areas furnished for the common use of the tenants in such manner as Landlord deems best for the benefit of the tenants and the Property generally, considered as a first class institutional facility.
13. No animals or birds of any kind shall be brought into or kept in or about the Leased Premises, except for guide dogs for vision or hearing impaired persons and except for use in Tenant’s classses.
14. Canvassing, soliciting, distribution of handbills or any other written materials or peddling on or about the Property are prohibited, and Tenant shall cooperate to prevent the same.
15. Tenant shall not throw any substance, debris, litter or trash of any kind out of the windows or doors of the Building, and will use only designated areas for proper disposal of these materials.
16. Waterclosets and urinals shall not used for any purpose other than those for which they are constructed, and no sweepings, rubbish, ashes, newspaper, coffee grounds or any other substances of any kind shall be thrown into them.
Boyer — Master Lease Form

17. Waste and excessive or unusual use of water is prohibited without the prior written consent of Landlord.
18. Tenant shall not penetrate the walls or roof of the Building and shall not attach any equipment or antenna to the roof or exterior of the Building without Landlord’s prior written consent. Tenant shall not step onto the roof of the Building for any reason. No television, radio or other audiovisual medium shall be played in such manner as to cause a nuisance to other tenants or persons using the common areas.
19. Landlord shall not be responsible for lost, stolen or damaged personal property, equipment, money, merchandise or any article from the Leased Premises or the common areas regardless of whether or not the theft, loss or damage occurs when the Leased Premises are locked.
20. Landlord reserves the right to expel from the Property anyone who in Landlord’s reasonable judgment is intoxicated or under the influence of alcohol, drugs or other substance, or who is in violation of the rules and regulations of the Property.
21. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name or street address of the Building or the Property.
22. These rules and regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.
23. Landlord may, from time to time, waive any one or more of these rules and regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such rules and regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing them against any or all of the tenants of the Property.
24. The use of the Leased Premises for business activities is to be conducted within the interior of Tenant’s space to the greatest extent possible. Extensive business activities outside Tenant’s space is not permitted without the prior written consent of Landlord.
25. If a Tenant is in violation of these rules and regulations and has not corrected such violation within ten (10) days after written notice Landlord may, without forfeiting any other rights or recourses permitted under the Lease, correct the violation at Tenant’s expense to include levying a $100.00 administrative charge per violation for coordinating and managing the correction of the violation. Costs associated with Landlord’s reasonable actions to correct the violation including the administrative charge will be considered additional rent as defined in the Lease.
Boyer — Master Lease Form

EXHIBIT “H”
LEASE GUARANTY
THIS LEASE GUARANTY (this “Guaranty”) is made and given as of the of                       of                       , 2009 by BROADVIEW INSTITUTE INC., a Minnesota corporation (“Guarantor”) in favor of BOYER SOUTH SALT LAKE ASSOCIATES, LTD., a Utah limited partnership (“Landlord”)
RECITALS:
A. Landlord has on this date entered into that certain Lease Agreement, dated                                         , 2009 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Lease”), with C SQUARE EDUCATION ENTERPRISES, INC., a Utah corporation (together with its permitted successors and/or assigns, the Tenant”) covering a leased premises to be located on the real property described on Exhibit “A” to the Lease (the “Property”).
B. Guarantor is an affiliate of the Tenant, and is financially interested in the business of Tenant to be conducted under the Lease.
C. Landlord is willing to enter into the Lease only on the precondition that Guarantor makes and gives this Guaranty.
AGREEMENT:
NOW, THEREFORE, in consideration of the Recitals and to induce Landlord to enter into the Lease, Guarantor does hereby agree and covenant as follows:
1. Guaranty. Guarantor hereby guaranties (a) the full, prompt and complete payment (following the expiration of any applicable cure period provided by the Lease) of Tenant’s monthly obligations for Basic Annual Rent and Additional Rent and all other amounts due under the Lease and (b) the full performance and observance of all covenants, terms, conditions and agreements in the Lease provided to be performed and observed by Tenant, (collectively, the “Obligations”). If Tenant shall default at any time during the term of this Guaranty (following the expiration of any applicable cure period provided by the Lease) in the performance of the Obligations on Tenant’s part to be performed under the terms of the Lease, Guarantor shall, on written demand of Landlord, forthwith faithfully perform and fulfill all of such Obligations of Tenant strictly in accordance with the terms and provisions of the Lease. This Guaranty is an absolute, continuing and unconditional Guaranty of payment and of performance. It shall be enforceable against the Guarantor, its successors and assigns, without the necessity for any suit or proceedings on the Landlord’s part of any kind or nature whatsoever, against the Tenant, its successors and assigns, and without the necessity of any notice of non-payment, non-performance, or non-observance or any notice of acceptance of this Guaranty or any other notice or demand to which the Guarantor might otherwise be entitled, all of which the Guarantor hereby expressly waives; and the Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of the Guarantor hereunder shall in no way be terminated, affected or impaired by reason of the assertion or the failure to assert by the Landlord against the Tenant, or the Tenant’s successors and assigns, of any of the rights and remedies reserved to the Landlord pursuant to the provisions of the Lease.

2. Term. This Guaranty shall remain and continue in full force and effect for the entire term of the Lease, including any renewals or extensions thereof, provided the Guaranty shall survive the term of the Lease to the extent any Obligations survive the term of the Lease. Landlord may enforce the terms of this Guaranty with respect to any breach or default which occurred during the term of the Lease, including any renewals or extensions thereof.
3. Exhaustion of Remedies. Landlord and its successors and assigns may enforce the obligations of Guarantor without first resorting to or exhausting any security or collateral or without first having exercising any of its remedies against Tenant, provided, however, that nothing herein shall inhibit or prevent Landlord from exercising any rights and remedies under the Lease, at law or in equity.
4. Rights Cumulative. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Landlord has under the Lease or would otherwise have at law or in equity.
5. Joint and Several Liability. If Guarantor consists of more than one person or entity, the obligations and liabilities of each such person hereunder are joint and several.
6. Acceptance of Lease Terms. Guarantor hereby assents to and accepts all of the terms of the Lease and hereby waives notice of acceptance of this Guaranty and also presentment, demand, protest thereto or liability thereon and/or in giving any notice to or making any claim or demand hereunder upon Guarantor. No action or omission of any kind on the part of the Landlord or any successor or assign which does not amount to a breach or default by Landlord under the Lease shall in any event impair this Guaranty.
7. Financial Statements and Credit. The most recent financial statements of Guarantor prepared by an independent certified public account heretofore delivered to the Landlord, if any, have been prepared in accordance with generally accepted accounting principles and fairly presents the financial condition of Guarantor as of the date thereof. Guarantor hereby irrevocably authorizes Landlord, from time-to-time, to perform searches for credit information and to other credit bureau reports concerning Guarantor. The foregoing authorization shall continue until the latter to occur of (i) the full and complete performance by Tenant of each and every obligation of Tenant under the Lease; and (ii) the full and complete performance by Guarantor of each and every obligation of Guarantor under this Guaranty.

8. Modifications to Lease. Guarantor hereby consents and agrees that Landlord or its successors and assigns may at any time or from time to time in its discretion: (a) extend or change the time of performance of all or any of the Obligations; and (b) settle or compromise with Tenant any or all of the Obligations, all in such further assent from Guarantor, it being hereby agreed that Guarantor shall be and remain bound by the Guaranty, notwithstanding any such change, settlement, compromise, sale, renewal or extension. The Guaranty shall be a continuing Guaranty, and the liability of the Guarantor hereunder shall in no way be affected, modified or diminished by reason of any assignment, renewal, modification or extension of the Lease or by reason of any modification or waiver of or change in any of the terms, covenants, conditions or provisions of the Lease, or by reason of any extension of time that may be granted by the Landlord to the Tenant, its successors and assigns, or by reason of any dealings or transactions or matters or things occurring between the Landlord and the Tenant, its successors and assigns whether or not notice thereof is given to the Guarantor. This Guaranty cannot be assigned, transferred, modified, changed, altered or terminated in any manner whatsoever without the express written consent of the Landlord.
9. Authority. Guarantor hereby represents and warrants that: (a) he, she or it has full power, right, and authority to execute and deliver and to perform all obligations under this Guaranty; (b) this Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms; and (c) there are no pending or threatened actions or proceedings before any court or administrative agency which may materially and adversely affect the financial condition or operations of Guarantor, except as have been expressly disclosed to Landlord in writing.
10. Notices. All communications and notices to Guarantor shall be in writing and mailed registered or certified mail, return receipt requested, or delivered to Guarantor or Guarantor’s successors and assigns, addressed to the address set forth below Guarantor’s name on the signature page hereof or at such other address as Guarantor shall hereafter supply to Landlord in the manner herein provided for giving of notice. Any notices to Landlord shall be given as required under the Lease.
11. Miscellaneous Representations. Guarantor hereby represents and agrees that this is a continuing Guaranty and (a) shall remain in full force and effect and be binding upon Guarantor notwithstanding any bankruptcy, reorganization, liquidation, termination, dissolution, appointment of a receiver, or insolvency of Tenant; (b) shall inure to the benefit of and be enforceable by Landlord and its successors, personal representatives, assigns, etc.; (c) shall be deemed to have been made under and shall be governed by the laws of the State where the Property is located in all respects, including, without limitation, matters of construction, validity, performance; and (d) shall not be waived, altered, modified, or amended as to any of its terms or provisions, except in writing duly signed by Landlord or its successors and assigns.
12. Severability. Any provisions of this Guaranty, which may be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.
13. Indemnification. Guarantor shall indemnify, pay, and hold Landlord harmless from and against all reasonable costs and expenses (including court costs and reasonable attorney’s fee) incurred by Landlord in any enforcement or attempted enforcement of this Guaranty against Guarantor and its successors and assigns, whether incurred with or without suit, or before or after judgment.

14. Governing Law. The interpretation of this Guaranty shall be governed by the laws of the State of Utah. Guarantor hereby expressly and irrevocably agrees that Landlord may bring any action or claim to enforce the provisions of this Guaranty in the State of Utah, County of Salt Lake, and the Guarantor irrevocably consents to personal jurisdiction in the State of Utah for the purposes of any such action or claim. Guarantor further irrevocably consents to service of process in accordance with the provisions of the laws of the State of Utah. Nothing herein shall be deemed to preclude or prevent Landlord from bringing any action or claim to enforce the provisions of this Guaranty in any other appropriate place or forum.
15. Final Integration Between Parties. This Guaranty represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements between the parties. This Guaranty, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any Landlord, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
16. Headings, Etc. The headings and captions of various paragraphs of this Guaranty are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
17. Number and Gender/Successors and Assigns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. Without limiting the effect of specific references in any provision of this Guaranty, the term “Guarantor” shall be deemed to refer to each and every person or entity comprising a Guarantor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Guaranty, provided that no obligation of any Guarantor may be assigned except with the written consent of Landlord. Each reference herein to Landlord shall be deemed to include its successors and assigns. This Guaranty shall inure to the benefit of Landlord and its respective successors and assigns forever.
18. Minimum Liquidity Requirement. At all times during the term of this Guaranty, Guarantor shall have and maintain cash and other liquid assets in an amount of not less than $1,000,000.00. Guarantor shall, within five (5) days of the request of Landlord, deliver evidence to Landlord, in form and substance reasonably acceptable to Landlord, that Guarantor is in compliance with the provisions of this Section 18.

DATED as of the date first written above.

GUARANTOR: BROADVIEW INSTITUTE INC., a Minnesota corporation
By:	/s/ Kenneth J. McCarthy
	Name:	Kenneth J. McCarthy
	Title:	CFO
Address: 8089 Globe Drive Woodbury, Minnesota 55125 Attention: Ken McCarthy and John Myhre

EXHIBIT “I”
LICENSE AGREEMENT
This LICENSE AGREEMENT (this “Agreement”) is entered into as of this the                      day of                                         , by and between BOYER SOUTH SALT LAKE ASSOCIATES, LTD., a Utah limited partnership (the “Landlord”), and C SQUARE EDUCATIONAL ENTERPRISES, INC., a Utah corporation (the “Tenant”).
RECITALS
WHEREAS, Landlord and Tenant entered into that certain Lease Agreement, dated October 21, 2009 (as amended, the “Lease”) pursuant to which Tenant agreed to lease the Leased Premises (as defined in the Lease) Capitalized terms used but not otherwise defined herein shall have their meaning set forth in the Lease.
WHEREAS, Landlord is in the process of completing certain improvements required for the Leased Premises.
WHEREAS, Tenant desires to enter upon the Leased Premises to perform certain administrative interview and recruiting functions for Tenant’s business (the “Licensed Use”).
WHEREAS, Landlord has agreed to permit Tenant to enter the Property for the purposes of the Licensed Use upon the terms and conditions set forth in this Agreement.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:
AGREEMENT:
1 Entry on Property.
(a) Tenant, its agents, servants, employees and contractors (the “Tenant’s Agents”) are hereby granted a revocable license to enter onto the first floor of the Leased Premises for purposes of the Licensed Use. Tenant’s and Tenant’s Agent’s shall work in harmony with Landlord and will not interfere with the performance by Landlord of the improvements being constructed by Landlord (the “Landlord Improvements”). Tenant and Landlord shall work in good faith to coordinate the staging of Landlord’s completion of the Landlord Improvements and Tenant’s use of the Leased Premises for the Licensed Use; provided, however, any conflict in staging shall be resolved in favor of Landlord’s completion of the Landlord Improvements. If at any such time the access granted to Tenant and Tenant’s Agents pursuant to this Agreement causes or threatens to cause disharmony or interference, including labor disharmony, Landlord shall have the right to permanently or temporarily revoke such license, as determined by Landlord in its sole discretion, upon three (3) days written notice to Tenant.

(b) Any entry on the Leased Premises by Tenant or Tenant’s Agents shall be at Tenant’s risk. Tenant hereby agrees to indemnify Landlord and hold Landlord harmless and defend Landlord for, from, and against any loss, injury, cost, liability, or expense to person or property arising out of Tenant’s exercise of the rights granted by this Agreement, including without limitation, any loss, injury, cost, liability or expense to person or the Leased Premises arising out of Tenant’s or Tenant’s Agent’s use of the Leased Premises for the Licensed Use. The indemnity set forth in the previous sentence shall survive the termination of the Lease and the cancellation of this Agreement.
(c) Landlord shall have no obligation to prepare the Leased Premises for Tenant’s use of the Leased Premises pursuant to this Agreement. Any improvements done by Tenant to prepare the Leased Premises for the Licensed Use shall be done pursuant to lien free construction and only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld. All of Tenant’s improvements shall be done in a good and workmanlike manner and diligently prosecuted to completion. All of Tenant’s improvements shall be performed and done strictly in accordance with all laws, rules, regulations and ordinances relating thereto.
(d) In the event the Lease is terminated for any reason other than an event of default by Landlord, Tenant shall not be entitled to seek any reimburse or contribution for any of Tenant’s improvements and such improvements shall be the property of Landlord, Tenant for itself and any person claiming by, through or under Tenant, hereby waiving any claims to such improvements; provided, however, if the Lease is terminated, and such termination is not as a result of a default by Landlord, Landlord may elect to cause Tenant to remove all or a portion of such improvements at Tenant’s sole cost and expense, and Tenant shall restore the Landlord Improvements to their original condition. If Tenant fails to comply with its obligations in the immediately preceding sentence, Landlord may perform such obligations at Tenant’s expense, in which case all of Landlord’s costs and expenses in discharging the same shall be immediately due and payable by Tenant and shall bear interest at the rate of eighteen percent (18%) per annum.
(e) Should any mechanic’s or other lien be filed against the Leased Premises or any part thereof by reason of any act or omission of Tenant or Tenant’s Agents, including, without limitation, the performance of Tenant’s improvements, Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within ten (10) days after notice by Landlord. In addition, upon the reasonable request of Landlord, Tenant shall, within ten (10) days after notice by Landlord, deliver mechanics lien waivers to Landlord from all of Tenant’s Agents. If Tenant fails to comply with its obligations in this subsection within such ten (10) day period, Landlord may perform such obligations at Tenant’s expense, in which case all of Landlord’s costs and expenses in discharging the same shall be immediately due and payable by Tenant and shall bear interest at the rate of eighteen percent (18%) per annum.

(f) Tenant, at its sole cost and expense, shall, and shall cause each of Tenant’s Agents to, maintain and keep in full force and effect valid and enforceable policies issued by insurance companies of recognized responsibility doing business in the State of Utah, and in such coverage amounts as shall be approved by Landlord, the following:
(i) A non-reporting form completed value builder’s risk insurance upon any of tenant’s improvements and Landlord’s Improvements;
(ii) Public liability insurance for damage for injury to persons or property occurring in respect of the Tenant’s operations on the Leased Premises; and
(iii) Such other insurance reasonably required by Landlord or its lenders.
All such insurance shall apply to the Leased Premises and all operations of the business operated by Tenant and Tenant’s Agents. Such policy shall name Landlord as an additional insured and shall provide that coverage for the additional insured is primary and not contributory with other insurance. The policy shall not be cancelled or materially changed without first giving Landlord thirty (30) days’ written notice. Prior to accessing the Leased Premises pursuant to the licensed granted by this Agreement, Tenant and Tenant’s Agents shall deliver evidence to Landlord, satisfactory to Landlord in its reasonable discretion, that Tenant and Tenant’s Agents have obtained and are maintaining the insurance required by this Agreement. In the event Tenant or Tenant’s Agents are not maintaining all or any portion of the insurance required by this Agreement, Landlord may elect to terminate the license granted to Tenant pursuant to this Agreement. To the extent that doing so will not violate or invalidate any applicable insurance coverage, Landlord and Tenant hereby waive all rights to recover against each other, against any other tenant or occupant of the Building and against the officers, directors shareholders, partners, joint venturers, employees, agents, customers, invitees or business visitors of each other or of any other tenant or occupant of the Building, for any loss or damage arising from any cause covered by any insurance carried by the waiving party, to the extent that such loss or damage is actually covered and such waiver will not invalidate any applicable insurance coverage.
(g) Tenant shall be responsible for the costs of any utilities consumed by Tenant while using the Leased Premises pursuant to this Agreement.

2 Entire Document. This Agreement contains the entire understanding of the parties and supersedes all prior oral or written understandings relating to the subject matter set forth herein.
3 Counterpart Signatures. This Agreement may be executed in counterparts each of which shall be deemed an original. An executed counterpart of this Agreement transmitted by facsimile shall be equally as effective as a manually executed counterpart.
4 Successors and Assigns. This Agreement shall inure for the benefit of and shall be binding on each of the parties and their respective successors and/or assigns.
5 Ratification. In all respects, other than as specifically set forth in Section 1 above, the Lease shall remain unaffected by this Agreement and shall continue in full force and effect, subject to the terms and conditions thereof, and in the event of any conflict, inconsistency, or incongruity between the provisions of this Agreement and any provisions of the Lease, the provisions of this Agreement shall in all respects govern and control.
6 Authority. Each individual executing this Amendment does thereby represent and warrant to each other person so signing (and to each other entity for which such other person may be signing) that he or she has been duly authorized to deliver this Agreement in the capacity and for the entity set forth where she or he signs.
[SIGNATURE PAGE FOLLOWS]

This Agreement is executed as of the date first set forth above:

LANDLORD: BOYER SOUTH SALT LAKE ASSOCIATES, LTD., A UTAH LIMITED PARTNERSHIP
By:	The Boyer Company, L.C., a
Utah limited liability company

By:
	Name:	Devon M. Glenn
	Title:	Manager
TENANT: C SQUARE EDUCATION ENTERPRISES, INC., a Utah corporation, D/B/A UTAH CAREER COLLEGE

I-5